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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Alliance One International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE ONE INTERNATIONAL, INC.

8001 Aerial Center Parkway

Morrisville, North Carolina 27560

Notice of Annual Meeting of Shareholders

To be Held August 16, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Alliance One International, Inc. (the “Company”), to be held at the North Raleigh Hilton Hotel, Ballroom G, 3415 Wake Forest Road, Raleigh, North Carolina, on Thursday, August 16, 2007 at 10:00 a.m. to:

(a)	elect four directors for a three-year term expiring in 2010, and one director for a one-year term expiring in 2008;

(b)	ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2008;

(c)	approve the Alliance One International, Inc. 2007 Incentive Plan; and

(d)	transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on June 15, 2007 will be entitled to vote at the meeting.

The Company’s proxy statement and proxy are enclosed, as is the Annual Report to shareholders for the fiscal year ended March 31, 2007.

By Order of the Board of Directors

Henry C. Babb
Secretary

July 13, 2007

YOUR VOTE IS VERY IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

ALLIANCE ONE INTERNATIONAL, INC.

PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS

When and how was Alliance One International, Inc., formed?

On May 13, 2005, we completed the merger (the “Merger”) of Standard Commercial Corporation (“Standard Commercial”) with and into DIMON Incorporated (“DIMON”). Immediately following the Merger, DIMON changed its name to Alliance One International, Inc. (“Alliance One” or the “Company”).

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, August 16, 2007, in order to provide you the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting in person.

Who pays for the solicitation of proxies?

Alliance One bears the cost of soliciting proxies, and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to the beneficial owners of stock. The Company may utilize employees to solicit proxies by mail, in person or by telephone. If necessary, the Company may engage the services of a proxy solicitor and would also bear the cost of such firm’s services and out-of-pocket expenses.

Who is entitled to vote?

You may vote if you owned shares of Alliance One common stock on June 15, 2007 the date established by the Board for determining shareholders entitled to vote at the annual meeting. On that date there were 88,729,899 shares of common stock outstanding and entitled to vote, with each such share having the right to one vote.

Which shares can be voted?

You may vote all shares owned by you as of the close of business on June 15, 2007. This includes:

•	Shares held directly in your name as the shareholder of record.

•	Shares of which you are the beneficial owner but not the shareholder of record, such as those held for you through a bank, broker or trustee.

Will my shares be voted if I do not return my proxy card or instruction form?

If you are an Alliance One shareholder whose stock was registered as of the close of business on June 15, 2007, directly in your name with American Stock Transfer & Trust Company (“American Stock Transfer”), our transfer agent, your shares will only be voted if your proxy is signed and returned, or you attend the meeting and vote in person.

If you are an Alliance One shareholder whose stock was held as of the close of business on June 15, 2007, through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to vote shares on behalf of their customers on certain “routine” matters. The election of directors is considered a routine matter for which brokerage firms may vote shares without voting instructions from the customer. The approval of the Alliance One International, Inc. 2007 Incentive Plan is not considered a routine matter. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of the shares. For assistance consolidating your accounts to the extent possible, you may contact our transfer agent, American Stock Transfer, at 1-866-627-2656.

May I vote at the meeting?

If you are a registered shareholder and attend the meeting, you may vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, you must contact your bank or broker and obtain a legal proxy. Even if you plan to attend the meeting we encourage you to vote your shares by proxy.

Can I change my vote after returning my proxy card or instruction form?

If you are a registered shareholder you may revoke your proxy at any time before it is voted. A proxy can be changed or revoked by voting in person at the meeting, delivering another later dated proxy, or notifying Alliance One’s Secretary in writing that you want to change or revoke your proxy.

If you hold your shares in nominee or “street name” through a bank or broker, you must follow the instructions provided by your bank or broker, or contact your bank or broker regarding the revocation of your proxy. If you have obtained a legal proxy from your bank or broker giving you the right to vote your shares, you may change your vote by attending the meeting and voting in person.

All signed proxies that have not been revoked will be voted at the meeting.

How many votes are needed to hold the meeting?

A quorum is necessary to conduct business at the annual meeting. A quorum is a majority of the issued and outstanding shares of Alliance One common stock as of June 15, 2007, either present in person or represented by proxy at the meeting. Abstentions, withheld votes and shares held by a broker or bank on behalf of their customers that are voted on any matter are counted for purposes of establishing a quorum at the meeting.

If a quorum is not present, the meeting may be adjourned from time to time by the vote of a majority of the shares present without notice other than announcement at the meeting.

What items of business will be conducted at the meeting?

•

The election of five members to the Board of Directors; four directors to serve until the 2010 annual meeting and one director to serve until the 2008 annual meeting, or until the election of their respective successors.

•	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2008.

•	The approval of the Alliance One International, Inc. 2007 Incentive Plan.

•	Any other business properly brought before the meeting.

How many votes are needed to elect the nominees for director?

The election of each nominee for director requires a plurality of the votes cast by shareholders entitled to vote at the meeting. Because directors are elected by a plurality, abstentions, withheld votes and broker non-votes will have no effect on their election.

How many votes are needed to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors?

The selection of Deloitte & Touche, LLP as the Company’s independent auditors will be ratified if the votes cast “For” exceed the votes cast “Against.” Abstentions and broker non-votes will not be included in the vote totals for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.

How many votes are needed to approve the Alliance One International, Inc. 2007 Incentive Plan?

The approval of the Alliance One International, Inc. 2007 Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock cast on this proposal; provided that the total votes cast on the proposal represents more than 50% of the number of shares entitled to vote on the proposal. Pursuant to applicable NYSE requirements, abstentions and broker non-votes will be counted as being entitled to vote on the proposal to approve the Alliance One International, Inc. 2007 Incentive Plan. Abstentions will be treated as votes cast on this proposal, but broker non-votes will not be treated as votes case on this proposal. As a result, broker non-votes will have no effect on the proposal to approve the Alliance One International, Inc. 2007 Incentive Plan, provided that the total votes cast on this proposal represents more than 50% of the number of shares entitled to vote on this proposal. Abstentions will have the same effect as a vote against the proposal to approve the Alliance One International, Inc. 2007 Incentive Plan.

What if I do not specify how I want my shares voted?

Unless you specify to the contrary, all of your shares represented by valid proxies will be voted “FOR” the election of all director nominees, “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors, “FOR” the approval of the Alliance One International, Inc. 2007 Incentive Plan, and in accordance with the discretion of the proxy holders on any other matter that properly comes before the annual meeting.

What if a nominee for director becomes unavailable for election?

In the event that any nominee becomes unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, shares represented by proxy will be voted for the substitute nominee.

How will proxies be voted on other matters that are properly brought before the meeting?

The Company is not aware of any other business to be presented at the meeting. However, if any other matter is properly brought before the meeting, the proxies received will be voted on those items in accordance with the discretion of the proxy holders.

Will the directors be present at the meeting?

It is Alliance One’s policy that directors attend the annual meetings of shareholders and we currently expect all of our directors to be in attendance at the 2007 Annual Meeting.

Will shareholders have an opportunity to ask questions at the meeting?

Yes. Following the business portion of the meeting, Company representatives will be available to answer shareholder questions.

GOVERNANCE OF THE COMPANY

The Board fosters and encourages an environment of strong corporate governance, including disclosure controls and procedures, internal controls, fiscal accountability, high ethical standards and compliance with applicable policies, laws and regulations. Re-examining Company practices and setting new standards is an ongoing process as the area of corporate governance continues to evolve. Therefore, the Board fully expects its governance practices and documents to be reviewed and modified as needed upon the recommendation of the Governance and Nominating Committee.

Shareholder Access to Governance Documents

Website

All of the Company’s governance-related documents are available on its website at www.aointl.com. Available documents include the Company’s Corporate Governance Guidelines, Code of Business Conduct and charters of the Audit, Executive Compensation, Finance and Governance and Nominating Committees. When changes are made to any of these documents, updated copies are posted on the website as soon as practical thereafter.

Written Request

Copies of the Company’s governance documents are also available, free of charge, by written request addressed to: Corporate Secretary, Alliance One International, Inc., 8001 Aerial Center Parkway, P. O. Box 2009, Morrisville, North Carolina 27560.

Communications to the Board of Directors

Shareholders and interested parties may communicate with the Board of Directors, any committee of the Board, the Lead Independent Director or any individual director as appropriate. Communications must be made in writing to the Corporate Secretary, Alliance One International, Inc., 8001 Aerial Center Parkway, P. O. Box 2009, Morrisville, North Carolina 27560. The Secretary will determine in his good faith judgment which communications to relay to the applicable directors.

See the paragraphs entitled “Shareholder Nominations” and “Shareholder Proposals” for guidelines specific to those types of communications with the Board.

Code of Business Conduct

Alliance One has a Code of Business Conduct that clearly defines the Company’s expectations for legal and ethical behavior on the part of every Alliance One director, officer, employee and agent. The Code of Business Conduct also governs Alliance One’s principal financial officer and principal accounting officer. It is designed to deter wrongdoing and promote honest and ethical business conduct in all aspects of the Company’s affairs. Any waiver of the Code of Business Conduct for any director or executive officer would require approval by the Board of Directors and would be disclosed immediately thereafter to shareholders via the Company’s website, www.aointl.com.

Corporate Governance Guidelines

The Alliance One Corporate Governance Guidelines, in conjunction with the charters of key Board committees, inform shareholders, employees, customers and other constituents of the Board’s principles as a governing body. The Guidelines are reviewed at least annually by the Board.

Determination of Independence of Directors

For a director to be deemed “independent,” the Board of Directors of Alliance One must affirmatively determine that the director has no material relationship with Alliance One either directly or as a partner, shareholder or officer of an organization that has a relationship with Alliance One. In making this determination, the Board applies the following standards:

•

A director who is an employee, or whose immediate family member is an executive officer of Alliance One, is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

•

A director who receives (or whose immediate family member serving as an executive officer receives) more than $100,000 per year in direct compensation from Alliance One is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not count toward the $100,000 limitation.

•

A director who is affiliated with or employed by (or whose immediate family member is affiliated with or employed by) a present or former internal or external auditor of Alliance One is not independent until three years after the end of either the affiliation or the employment or auditing relationship.

•

A director who is employed (or whose immediate family member is employed) as an executive officer of another company where any of Alliance One’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.

•

A director who is an executive officer or an employee (or whose immediate family member is an executive officer) of a company that makes payments to, or receives payments from, Alliance One for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Governance and Nominating Committee Process

Alliance One’s Board of Directors has a Governance and Nominating Committee composed entirely of independent directors and governed by a charter. As stated in the charter, it is the responsibility of the Committee to identify and evaluate potential candidates to serve on the Board. Candidates may be identified through a variety of means, including professional or personal contacts of directors, shareholder recommendations or a third party firm engaged in the recruitment of directors.

Candidates are assessed by the Committee in view of the responsibilities, qualifications and independence requirements set forth in the Corporate Governance Guidelines. Candidate assessment begins with a review of the candidate’s background, education, experience and other qualifications. Candidates viewed favorably by the Committee then meet, either individually or collectively, with the Chairman of the Board, the Chairman of the Governance and Nominating Committee and other directors as appropriate, prior to being recommended for election to the Board.

An invitation to join the Board of Directors is extended only after a candidate’s qualifications have been reviewed by the Committee, the Committee has formally recommended the candidate to the Board for approval, and the Board has approved the candidate’s election by a majority vote. Invitations are extended on behalf of the Board by the Chairman.

The Committee may engage the services of a third party to assist in the recruitment of directors as necessary. To date, the Committee has not engaged the services of such a firm.

Minimum Director Qualifications

In order to qualify for service on the Alliance One Board of Directors, an individual must possess the following characteristics: integrity; the ability to actively participate in and contribute to the deliberations of the Board; the capacity and desire to represent the balanced, best interests of the shareholders; and sufficient time available to devote to the responsibilities of a director. Determination of whether an individual meets these qualifications is made in the business judgment of the Board.

Shareholder Nominations – 2008 Annual Meeting

Any shareholder entitled to vote in the election of directors generally may nominate at a meeting one or more persons for election as a director if written notice of such nomination or nominations is delivered or mailed to the Secretary of the Corporation in accordance with the Company’s Bylaws, which state that such notification must include:

•	the name, age and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the nominee’s qualifications to serve as a director;

•	the name and residence address of the notifying shareholders; and

•	the number of shares owned by the notifying shareholder.

To be received in accordance with the Company’s Bylaws, nominations for the 2008 Annual Meeting must be received not earlier than June 2, 2008 nor later than June 27, 2008. The Secretary of the Corporation will deliver all such notices to the Governance and Nominating Committee which will consider such candidates. The Governance and Nominating Committee shall thereafter make its recommendation to the Board of Directors, and the Board of Directors shall in turn make its determination with respect to whether such candidate should be nominated for election as a director.

Shareholder Proposals – 2008 Annual Meeting

To be considered for inclusion in the Company’s proxy statement for the 2008 Annual Meeting, shareholder proposals must be submitted in writing to the Secretary of the Corporation by March 15, 2008, and must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, the laws of the Commonwealth of Virginia and the Bylaws of the Company.

Pursuant to the Bylaws of the Company, in order for any business not included in the proxy statement for the 2008 Annual Meeting to be brought before the Annual Meeting by a shareholder, the proposal must be submitted in writing by May 14, 2008. The notice must include as to each matter the shareholder proposes to bring before the Annual Meeting:

•	a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

•	the name and record address of the shareholder proposing the business;

•	the number of shares beneficially owned by the shareholder; and

•	any material interest the shareholder has in such business.

BOARD OF DIRECTORS

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors will consist of thirteen directors, divided into three classes as nearly equal in number as possible. Typically, each class of directors serves for three years and one class is elected at each annual meeting. However, in connection with Mr. Harker’s planned retirement from the Board of Directors effective at the conclusion of the 2007 Annual Shareholders’ Meeting, and in order to rebalance the membership of the Board among the existing classes of directors, four directors (Messrs. Robert E. Harrison, Albert C. Monk III, B. Clyde Preslar and Norman A. Scher) have been nominated for election at the 2007 annual meeting to serve three-year terms as Class I directors, and one director (Mr. C. Richard Green, Jr.), has been nominated for election at the 2007 annual meeting to serve a one-year term as a Class II director. The Governance and Nominating Committee has recommended to the Board of Directors and the Board of Directors has approved, each of the nominees for election to the Board of Directors. Each nominee is currently a director of Alliance One; and, with the exception of Robert E. Harrison, President and Chief Executive Officer of Alliance One, each nominee has been determined by the Board to be independent from management. All nominees have consented to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Director Biographies

The following information is furnished with respect to the Company’s directors and nominees:

Class I

Nominees for the Term Expiring in 2010

Robert E. Harrison – Age 53, Director since 2005

President and Chief Executive Officer of Alliance One since January 1, 2007. President and Chief Operating Officer of Alliance One from May 13, 2005 to December 31, 2006. President and Chief Executive Officer of Standard Commercial from August 1996, and Chairman of the Board of Directors from August 2003 to May 13, 2005.

Albert C. Monk, III – Age 67, Director since 1995

Retired since January 2001. Consultant to DIMON from January 2000 to December 2000. Vice Chairman of the Board of DIMON from March 1999 to December 1999. President of DIMON from April 1995 to February 1999.

B. Clyde Preslar – Age 53, Director since 2005

Private consultant since December 1, 2006. Executive Vice President and Chief Financial Officer of Cott Corporation, a manufacturer of beverage products, from August 2005 to December 2006. Vice President and Chief Financial Officer of Lance, Inc., a manufacturer, marketer and distributor of snack food products, from February 2002 to August 2005, and Secretary of Lance from April 1996 to August 2005. Prior thereto, Director of Financial Services with Black & Decker Corporation, a manufacturer of power tools and accessories.

Other directorships: Forward Air Corporation.

Norman A. Scher – Age 69, Director since 1995

Vice Chairman of the Board of Tredegar Corporation, a manufacturer of plastic films and aluminum extrusions, since March 2006. President and Chief Executive Officer of Tredegar from September 2001 through February 2006. Executive Vice President and Chief Financial Officer of Tredegar from July 1989 to September 2001.

Other directorships: Tredegar Corporation.

Class II

Nominee for the Term Expiring in 2008

C. Richard Green, Jr. – Age 63, Director since 2003

Non-Executive Director of ITC Limited, a company in India engaged in operating hotels, agricultural exports and manufacturing cigarettes and paperboard, since July 1999. Regional Director of British American Tobacco, a multinational tobacco company, from January 1999 to April 2002.

Other directorships: ITC Limited.

Class II

Directors with Terms Expiring in 2008

Brian J. Harker – Age 57, Director since 1999

Chairman of Alliance One since January 1, 2007. Chairman and Chief Executive Officer of Alliance One from May 13, 2005 to December 31, 2006. Chairman and Chief Executive Officer of DIMON from March 2003 to May 13, 2005. President and Chief Executive Officer of DIMON from May 1999 to February 2003. Mr. Harker will retire as planned from the Company’s Board of Directors at the conclusion of the 2007 Annual Meeting.

Nigel G. Howard – Age 61, Director since 2005

Retired since December 2003. Deputy Chief Executive of The Morgan Crucible Company plc, a designer, developer and supplier of products made from carbon, ceramic and magnetic materials, from September 2002 to December 2003, and Director of The Morgan Crucible Company from September 1992 to December 2003. Deputy Chairman, Assam Carbon Products, Ltd., India, March 1977 to August 2005. Non-Executive Chairman of Zotefoams PLC, a manufacturer of industrial foams, from January 2007 to present, and Non-Executive Director of Zotefoams since January 2006.

Other directorships: Zotefoams PLC

Joseph L. Lanier, Jr. – Age 75, Director since 1995

Retired since August 2006. Chairman of the Board of Dan River, Inc., a textile manufacturer, from November 1989 to August 2006. Chief Executive Officer of Dan River, Inc. from November 1989 to February 2005. Non-Executive Chairman of the Board of DIMON from May 1999 to February 2003.

Other directorships: Flowers Foods, Inc.; Torchmark Corporation

William S. Sheridan – Age 53, Director since 2005

Executive Vice President and Chief Financial Officer, Sotheby’s, an auctioneer of fine arts and antiques, since 1996. Prior thereto, Mr. Sheridan was a partner at the accounting and consulting firm of Deloitte & Touche.

Class III

Directors with Terms Expiring in 2009

John M. Hines – Age 67, Director since 1995

Private investor and consultant since 1996. Director of Glen Raven, Inc., a private textile manufacturing company, since May 2001. Consultant to DIMON from July 1996 to June 1998. Executive Vice President of DIMON from April 1995 to June 1996.

Other directorships: Glen Raven, Inc.

Mark W. Kehaya – Age 39, Director since 2005

Partner at Meriturn Partners, LLC, an investment firm specializing in restructurings and turnarounds of middle-market companies, since January 2002. President, CEO and COO of Eturn Communications, Inc., a software solutions provider, from November 2000 to October 2001. Employed by Standard Commercial beginning in April 1993, serving variously as Assistant to the President, Finance Director of the Tobacco Division, Vice President-Planning, and as Chief Executive Officer of Standard Commercial’s tobacco processing facility in St. Petersburg, Russia, until March 2000.

Other directorships: Barnacle Seafood, Inc.; Dunn Paper/ Valentine, Inc.; Irving Tanning, Inc.; Johnston Textiles, Inc.

Gilbert L. Klemann, II – Age 56, Director since 2005

Senior Vice President and General Counsel of Avon Products, Inc., a direct seller of beauty and related products, since January 2001. Prior thereto, served as an Executive Vice President, General Counsel and a Director of Fortune Brands, Inc. (formerly American Brands, Inc.), a diversified consumer products company, and as a partner in the law firm of Chadbourne & Parke LLP.

Other directorships: North American Galvanizing & Coatings, Inc.

Martin R. Wade, III – Age 58, Director since 2001

President and Chief Executive Officer of Broadcaster, Inc. (formerly International Microcomputer Software Inc.), an internet entertainment network, since September 2006, and Chief Executive Officer of International Microcomputer Software Inc., since September 2001. Director, President and Chief Executive Officer of Digital Creative Development Corporation (DC2), a developer of entertainment content companies focusing on broadband content delivery and providing Internet-related business-to-business services, from May 2001 to August 2001. Director and Executive Vice President of DC2 from June 2000 to April 2001. Managing Director of Prudential Securities, Inc., a global securities firm, from May 1998 to June 2000.

Other directorships: Advaxis, Inc., Broadcaster Inc.; Command Security Corporation; Nexmed, Inc.

Independence

The Board has affirmatively determined that the directors and nominees listed herein, with the exception of Messrs. Harker and Harrison, are independent, as that term is defined under the Corporate Governance Standards of the New York Stock Exchange. The Board has adopted categorical standards, which are discussed above under “Governance of the Company,” to assist it in making its independence determinations and, with the exception of Messrs. Harker and Harrison who are employees of the Company, each director and nominee listed above meets such categorical standards.

Board Committees and Membership

The Board has standing Audit, Executive, Executive Compensation, Finance and Governance and Nominating Committees. With the exception of the Executive Committee, each committee operates under a charter approved by the Board. Such charters, containing descriptions of the committees’ responsibilities, are available on our website, www.aointl.com. All members of the Audit, Executive Compensation and Governance and Nominating Committees meet the requirements for independence set forth by the New York Stock Exchange in Section 303A.02 of the Listed Company Manual.

The following table indicates the membership of, and number of meetings held during fiscal year 2007 by, each committee of the Board:

Name	Audit	Executive	Executive Compensation	Finance	Governance and Nominating
Mr. Green	X
Mr. Harker		X
Mr. Harrison		X
Mr. Hines				X	X
Mr. Howard			X
Mr. Kehaya				X*
Mr. Klemann	X
Mr. Lanier			X		X*
Mr. Monk		X
Mr. Preslar	X*
Mr. Scher			X*
Mr. Sheridan		X*			X
Mr. Wade	X			X
FY 2007
Meetings	7	1	8	5	2

*	Chair

The Audit Committee currently consists of Mr. Preslar (Chairman), Mr. Green, Mr. Klemann and Mr. Wade. This Committee’s principal responsibilities include overseeing accounting policies, auditing and reporting practices; selecting, overseeing, evaluating, compensating and replacing independent auditors; overseeing the internal audit function; evaluating the adequacy and effectiveness of internal controls and risk management policies; overseeing compliance with legal and regulatory requirements; providing for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters; and preparing a committee report for inclusion in the annual proxy statement.

The Executive Committee currently consists of Mr. Sheridan (Chairman), Mr. Harker, Mr. Harrison and Mr. Monk. This Committee meets on call and has the authority to act in behalf of the Board when the full Board is not in session.

The Executive Compensation Committee currently consists of Mr. Scher (Chairman), Mr. Howard and Mr. Lanier. This Committee’s principal responsibilities include reviewing and approving incentive compensation and equity-based plans consistent with shareholder approved plans; where appropriate, making recommendations to the Board with respect to new incentive compensation plans and equity-based plans for Board or shareholder approval; reviewing and approving salaries and incentive awards for executive officers; reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the “CEO”); evaluating CEO performance; recommending to the independent directors the compensation of the CEO, including base salary and incentive awards; and preparing a committee report on executive compensation for inclusion in the annual proxy statement.

The Finance Committee currently consists of Mr. Kehaya (Chairman), Mr. Hines and Mr. Wade. This Committee’s principal responsibility is to assist the Board with regard to the Company’s financial policies and practices.

The Governance and Nominating Committee currently consists of Mr. Lanier (Chairman), Mr. Hines and Mr. Sheridan. This Committee’s principal responsibilities include analyzing the structure, size and composition of the Board; developing and monitoring director selection criteria; identifying, recruiting, evaluating and recommending to the Board qualified nominees for election to the Board of Directors at the Annual Meeting of Shareholders; reviewing and recommending to the Board Corporate Governance Guidelines; overseeing the adoption and periodic review of committee charters; overseeing the Company’s Compliance Program; recommending to the Board, when appropriate, the removal of a director; recommending to the Board directors to serve as Chairman, Lead Independent Director, committee chairs and committee members; recommending to the Board the retirement policy and remuneration of non-employee directors; providing for Board and committee self-evaluations; and reporting to the Board its conclusions regarding the Board’s effectiveness and performance.

Board Meetings

Alliance One’s non-management directors, all of whom are independent as that term is defined by the Corporate Governance Standards of the New York Stock Exchange, meet regularly in executive session. In accordance with Alliance One’s Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of non-management directors. During fiscal year 2007, Mr. Sheridan served as Lead Independent Director. The Board typically makes the Lead Independent Director determination at the first meeting of the Board of Directors following the annual shareholders’ meeting in conjunction with committee assignments.

During fiscal year 2007, there were seven meetings of the Board of Directors. Each director attended at least 75% of the total meetings of the Board and committees of which he was a member, other than Mr. Monk, who attended approximately 63% of the meetings held. It is our policy that directors attend the annual meetings of shareholders. All thirteen directors then in office attended the 2006 annual meeting.

Compensation of Non-Employee Directors

Directors who are employees of the Company or its subsidiaries or who serve as paid consultants to the Company are not compensated for their services as director. The following table represents the compensation received by the non-employee directors for fiscal year 2007:

Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	Total ($)
C. Richard Green	$40,500	$15,760	$0	$56,260
John M. Hines	$36,500	$15,760	$0	$52,260
Nigel G. Howard	$38,500	$15,760	$0	$54,260
Mark W. Kehaya	$35,000	$15,760	$0	$50,760
Gilbert L. Klemann, II	$42,000	$15,760	$0	$57,760
Joseph L. Lanier, Jr.	$43,500	$15,760	$72,014	$131,274
Albert C. Monk, III	$27,000	$15,760	$0	$42,760
B. Clyde Preslar	$42,250	$15,760	$0	$58,010
Norman A. Scher	$41,500	$15,760	$0	$57,260
William S. Sheridan	$47,500	$15,760	$0	$63,260
Martin R. Wade, III	$44,500	$15,760	$0	$60,260

(1)	Non-employee directors (directors who are neither employees nor paid consultants of the Company) receive an annual cash retainer, as follows:

Type of Service	Annual Retainers
Board Member		$20,000
Audit Committee Chair	+$	5,000
Executive Compensation Committee Chair	+$	3,000
Audit Committee Member	+$	3,000
Executive Committee Chair	+$	2,000
Governance & Nominating Committee Chair	+$	2,000
Finance Committee Chair	+$	2,000
Lead Independent Director	+$	10,000

Non-employee directors also receive a fee of $1,500 for each board meeting attended in person or by phone, and $1,000 for each committee meeting attended in person or by phone.

(2)	Pursuant to the Incentive Plan approved by shareholders on November 6, 2003 (the “2003 Incentive Plan”), non-employee directors may be granted common stock, performance shares or options to purchase common stock for a per share exercise price equal to the fair market value of one share of common stock on the date of the grant. On August 17, 2006, pursuant to the 2003 Incentive Plan and upon approval by the Board, each non-employee director was awarded 4,000 shares of restricted stock. The restricted stock has a vesting date of one year from the date of grant. The values shown for the restricted stock reflect the grant date fair value calculated in accordance with SFAS 123R associated with these restricted shares on the date of grant.
(3)	Alliance One’s non-employee directors previously were eligible to participate in a Compensation Deferral Plan, which was approved by the Board on June 23, 2003, but frozen as of December 31, 2004. Mr. Lanier is the only remaining participant in the plan. No deferrals were made during the year, and no future deferrals may be made to such plan. Under the Compensation Deferral Plan, a non-employee director could elect to defer all or any portion of the cash or equity based compensation received and have the deferred amount credited to a notional account under such plan. Cash compensation deferred is adjusted monthly for investment gains and losses using the 10-year Treasury Bond Index as a benchmark. Stock based compensation deferred is adjusted monthly for gains and losses using the month-end closing price of Alliance One common stock as a benchmark. The Compensation Deferral Plan is unfunded. Withdrawals from the plan are not permitted until the termination of a participating director’s service on the Board. The value in this column reflects the change in the value of Mr. Lanier’s account under the plan, including the gains in the closing price of Alliance One common stock, from April 1, 2006 to March 31, 2007.

Other Agreements and Business Relationships

Messrs. Hines and Monk had employment agreements with the Company prior to their retirements, effective July 1, 1996 and December 31, 1999, respectively. Under his employment agreement, Mr. Hines was entitled to receive an annual retirement benefit of $180,000 through 2008. Effective July 1, 2003, with the approval of the Board’s Executive Compensation Committee, the Company and Mr. Hines agreed to decrease the amount of those payments but continue to pay them for a longer term. As a result, Mr. Hines is now entitled to receive annual payments of $120,000 through October 31, 2011. Based on a present value calculation by independent consultants, the present value of the modified payments is substantially equivalent to Mr. Hines’ prior benefits. Mr. Monk is entitled to receive an annual retirement benefit of $190,000 through 2009 under the terms of his employment agreement. Thereafter, Mr. Monk will be entitled to his SERP retirement benefit.

Mr. C. Richard Green, Jr. is a non-executive director of ITC Limited, a company in India in which British American Tobacco has a minority interest and with which Alliance One does an immaterial amount of business.

OWNERSHIP OF EQUITY SECURITIES

Stock Ownership of Certain Beneficial Owners

The following table sets forth the only persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock of the Company as of the dates set forth in the footnotes to the table, with percentage of ownership calculated using the number of outstanding shares of common stock on the dates noted below.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
Dimensional Fund Advisors LP (2)	7,567,587	8.53%
1299 Ocean Avenue
Santa Monica, CA 90401

Wachovia Corporation (3)	6,717,499	7.57%
One Wachovia Center
Charlotte, NC 28288-0137

Barclays Global Investors, NA (4)	5,908,616	6.66%
Barclays Global Fund Advisors
Barclays Global Investors, Ltd.
45 Fremont Street
San Francisco, CA 94105

Franklin Resources, Inc. (5)	4,785,700	5.39%
Charles B. Johnson
Rupert H. Johnson, Jr.
One Franklin Parkway
San Mateo, CA 95503 and
Franklin Advisory Services, LLC
One Parker Plaza, 9th Floor
Fort Lee, NJ 07024

(1)

All percentages are based on 88,729,899 shares of Alliance One common stock outstanding on May 31, 2007, which number does not include shares owned by wholly-owned subsidiaries of the Company which are not entitled to vote their shares or to receive any dividends with respect to such shares.

(2)

Based solely on an amended Schedule 13G filed on February 9, 2007, reporting information as of December 31, 2006, that indicates Dimensional Fund Advisors Inc. is the beneficial owner of 7,567,587 shares and has sole voting power over 7,567,587 shares and the sole dispositive power over 7,567,587 shares.

(3)

On February 5, 2007, Wachovia Corporation filed an amended Schedule 13G reporting information as of December 31, 2006, that indicated that Wachovia Corporation was the beneficial owner of 7,417,499 shares and had sole voting power over 7,417,499 shares, the sole dispositive power over 3,897,590 shares and the shared dispositive power over 3,519,909 shares. These shares included 3,519,909 shares in certain trusts of which Mr. Mark W. Kehaya, a director of the Company, is a co-trustee, and with respect to which Wachovia Corporation is being reported as having shared investment power. Since December 31, 2007, such trusts have sold 700,000 shares (the “Disposition Shares”). Therefore, the number of shares beneficially owned by Wachovia Corporation as of December 31, 2006 has been reduced by the number of Disposition Shares, and such reduced number of shares is reflected in the table.

(4)

Based solely on a amended Schedule 13G filed on January 23, 2007, reporting information as of December 31, 2006, that indicates Barclays Global Investors, NA is the beneficial owner of 5,908,616 shares and has sole voting power over 5,702,890 shares and the sole dispositive power over 5,908,616 shares.

(5)

Based solely on an amended Schedule 13G filed on February 5, 2007, reporting information as of December 31, 2006, that indicates Franklin Resources, Inc. is the beneficial owner of 4,785,700 shares and has sole voting power over 4,785,700 shares and the sole dispositive power over 4,785,700 shares.

Stock Ownership of Management

The following table provides information as of May 31, 2007, with respect to the direct and indirect ownership of common stock by (1) each director and nominee for director; (2) each of the Company’s named executive officers; and (3) all directors, nominees and executive officers of the Company as a group. On May 31, 2007, there were 88,729,899 shares of Alliance One common stock outstanding, which number does not include shares owned by wholly-owned subsidiaries of the Company which are not entitled to vote their shares or to receive any dividends with respect to such shares.

Name of Beneficial Owner	Number of Shares with Sole Voting and Investment Power (1)	Number of Shares with Shared Voting and Investment Power (2)		Number of Shares Beneficially Owned(1) (2)	Percent of Class (1) (2)
Henry C. Babb	86,523	0		86,523	*
James A. Cooley	156,992	22		157,014	*
Steven B. Daniels(3)	155,873	168		156,041	*
C. Richard Green, Jr.	22,000	0		22,000	*
H. Peyton Green, III	232,424	2,472		234,896	*
Brian J. Harker	416,689	2,125		418,814	*
Robert E. Harrison	416,139	0		416,139	*
John M. Hines	18,609	12,000		30,609	*
Nigel G. Howard	12,716	0		12,716	*
Hilton Kappaun	58,250	0		58,250	*
Mark W. Kehaya	1,048,874	2,836,273	(4)	3,885,147	4.38%
Gilbert L. Klemann, II	22,801	9,000		31,801	*
Joseph L. Lanier, Jr.	59,427	0		59,427	*
Michael K. McDaniel	81,046	0		81,046	*
Albert C. Monk, III	686,196	0		686,196	*
William D. Pappas	49,584	0		49,584	*
B. Clyde Preslar	49,112	3,000		52,112	*
Norman A. Scher	42,463	0		42,463	*
William S. Sheridan	60,611	0		60,611	*
J. Pieter Sikkel	19,464	0		19,464	*
Martin R. Wade, III	37,700	0		37,700	*

Executive Officers, Directors and Nominees For Director as a Group (includes 21 people total) (5)	3,733,493	2,865,060		6,598,553	7.44%

*	Less than 1%.
(1)

Includes shares of common stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within sixty days of May 31, 2007, as follows: Mr. Babb, 28,500 shares; Mr. Cooley, 75,981 shares; Mr. Daniels, 0 shares; Mr. C.R. Green, 4,500 shares; Mr. H.P. Green, 20,000 shares; Mr. Harker, 55,500 shares; Mr. Harrison, 116,500 shares; Mr. Hines, 14,500 shares; Mr. Howard, 0 shares; Mr. Kappaun, 38,250 shares; Mr. Kehaya, 10,875 shares; Mr. Klemann, 3,375 shares; Mr. Lanier, 46,500 shares; Mr. McDaniel, 28,500 shares; Mr. Monk, 74,500 shares; Mr. Pappas, 32,250 shares; Mr. Preslar, 10,875 shares; Mr. Reynolds, 16,000 shares; Mr. Scher, 21,500 shares; Mr. Sheridan, 10,875 shares; Mr. Sikkel, 0 shares; Mr. Wade, 14,500 shares; and the officers, directors and nominees as a group, 623,481 shares.

Also includes restricted shares of common stock held as of May 31, 2007, as follows: Mr. Babb, 23,469 shares; Mr. Cooley, 57,500 shares; Mr. Daniels, 0 shares; Mr. C.R. Green, 4,000 shares; Mr. H.P. Green, 32,500 shares; Mr. Harker, 210,000 shares; Mr. Harrison, 195,368 shares; Mr. Hines, 4,000 shares; Mr. Howard, 4,000 shares; Mr. Kappaun, 17,500 shares; Mr. Kehaya, 14,537 shares; Mr. Klemann, 5,710 shares; Mr. Lanier, 4,000 shares; Mr. McDaniel, 19,905 shares; Mr. Monk, 4,000 shares; Mr. Pappas, 15,000 shares; Mr. Preslar, 19,487 shares; Mr. Reynolds, 7,500 shares; Mr. Scher, 4,000 shares; Mr. Sheridan, 19,487 shares; Mr. Sikkel, 19,464 shares; Mr. Wade, 4,000 shares; and the officers, directors and nominees as a group, 685,427 shares.

The restricted shares awarded to executive officers in fiscal 2006 and 2007 are restricted for three years from the date of the award, provided the recipient remains in the employ of the Company. The restricted shares awarded to non-employee directors remain restricted for one year from the date of the award, provided the recipient remains on the Board of the Company. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

The restricted shares awarded to former executive officers of DIMON prior to the Merger are restricted for three years from the date of the award, provided the recipient remains in the employ of the Company. The restricted shares awarded to former executive officers and non-employee directors of Standard Commercial prior to the Merger are restricted, depending on the type of restricted shares held by the individual, for either four years from the date of the award, three years from the date of the award provided the recipient remains employed by the Company, or until the recipient retired from the Board. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

This number also includes shares owned by minor child(ren) of the reporting person, or held in a trust or other estate planning vehicle over which the reporting person is understood to have sole voting and investment power.

(2)	Includes shares owned by the spouse of the reporting person, either directly, jointly with the reporting person or as custodian for the minor child(ren) of the reporting person.
(3)

Mr. Daniels’ employment terminated on June 30, 2006. The amounts in this table reflect his beneficial ownership upon the termination of his employment, including 65,000 shares of common stock that could be acquired upon exercise of options that were exercisable or became exercisable within sixty days thereafter. We are not able to verify the extent to which Mr. Daniels has increased or decreased his beneficial ownership of shares since such date.

(4)	Includes 2,819,909 shares as of May 31, 2007, in certain trusts of which Mr. Kehaya is a co-trustee, and with respect to which Wachovia Corporation is being reported as having shared investment power.
(5)	Includes the shares beneficially owned by Mr. Steven B. Daniels immediately following the termination of his employment with the Company on June 30, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during the fiscal year ended March 31, 2007, all reports for the Company’s executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis, except that two reports reflecting fifteen transactions for Mr. Mark W. Kehaya were not filed on a timely basis.

AUDIT MATTERS

Audit Committee Members and Meetings

Alliance One’s Board of Directors has an Audit Committee that is composed of Mr. Preslar (Chairman) and Messrs. Green, Klemann and Wade. The Board has determined that each of the Audit Committee members meets the requirements for independence set forth by the New York Stock Exchange in Section 303A.02 of the Listed Company Manual and by the SEC in Exchange Act Rule 10A-3. The Committee met seven times during fiscal year 2007.

Audit Committee Charter

The Audit Committee is governed by a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A. In addition, the Audit Committee’s charter is currently available on the Company’s website, www.aointl.com.

Financial Literacy and Expertise

The Board, upon recommendation of the Governance and Nominating Committee, has determined that each member of the Audit Committee is financially literate as that term is interpreted by the Board in its business judgment. The Board has further determined that Mr. Preslar meets the requirements of an audit committee financial expert, as that term is defined by the SEC in Item 401(h) of Regulation S-K. As stated above, Mr. Preslar has been determined to be independent from management.

Other Audit Committee Service

The Company currently does not limit the number of audit committees on which its Audit Committee members may serve. However, the Audit Committee charter approved by the Board stipulates that, if an Audit Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of the director to effectively serve on the Company’s Audit Committee and disclose such determination in the annual proxy statement. None of the Audit Committee members currently serves on more than three audit committees of public companies.

Audit Committee Functions

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial reporting practices, and the quality and integrity of the Company’s financial reports. This includes the oversight of Alliance One’s financial statements provided to any governmental or regulatory body, the public or other users; the effectiveness of Alliance One’s internal control process; and Alliance One’s engagement of independent auditors. The Committee’s functions are described more fully in the section entitled “Board Committees,” and in the charter attached as Appendix A.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities the Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, and the Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Committee has pre-approved all fiscal year 2007 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Committee’s policies.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:

B. Clyde Preslar, Chairman

C. Richard Green, Jr.

Gilbert L. Klemann, II

Martin R. Wade, III

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent auditors. These services include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report at Audit Committee meetings throughout the year on the actual fees charged for each category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances the Audit Committee requires specific pre-approval before engagement. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such pre-approvals at the next scheduled Audit Committee meeting.

Independent Auditors

Subsequent to the completion of the Merger, the Company issued a Request for Proposal to several independent audit firms for the conduct of a full-scope integrated audit of the Company’s financial statements, including reviews of unaudited interim financial information and of the Company’s internal control over financial reporting for the year ending March 31, 2007. Following such competitive process, the Audit Committee dismissed its prior independent auditor, Ernst & Young LLP (“Ernst & Young”), as of August 25, 2005, and engaged Deloitte & Touche LLP (“Deloitte & Touche”), on August 31, 2005, as its independent auditor for fiscal year 2006, effective with the quarter ended September 30, 2005. Thereafter, Deloitte & Touche audited the Company’s accounts for the fiscal year ended March 31, 2007; and, as more fully described below in Proposal Two, has been selected by the Audit Committee to serve as Alliance One’s independent auditors for the fiscal year ending March 31, 2008.

The reports issued by Ernst & Young on the Company’s financial statements for the fiscal years ended March 31, 2004 and March 31, 2005, the two most recent fiscal years prior to their dismissal, did not contain an adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles. Further, during the fiscal years ended March 31, 2004 and March 31, 2005, the two most recent fiscal years prior to the dismissal, and through August 25, 2005, the date of dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its reports.

Audit and Non-Audit Fees

Set forth below are the fees billed to the Company by Ernst & Young in connection with services rendered during the fiscal year ended March 31, 2006 until their dismissal on August 25, 2005, and by Deloitte & Touche in connection with services rendered during the fiscal years ended March 31, 2006 and March 31, 2007:

	FY 2006			FY 2007
	Ernst & Young	Deloitte & Touche	Total	Deloitte & Touche
Audit Fees(1)	$681,899	$3,923,870	$4,609,769	$4,165,074
Audit-Related Fees(2)	277,599	7,439	285,038	6,599
Tax Fees(3)	27,780	86,719	114,499	68,489
All Other Fees(4)	—	386	386	—
Total	$987,278	$4,018,414	$5,005,692	$4,240,162

(1)

Audit Fees. Audit Fees consist of professional services rendered in the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as comfort letters, statutory audits, attest services, consents and assistance with reporting requirements.

(2)

Audit-Related Fees. Audit-Related Fees consist of assurance and related services performed by the independent auditor that are reasonably related to the performance of the audit or review of financial statements and may include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, consultation regarding financial accounting and reporting standards, and services provided in conjunction with the Merger.

(3)	Tax Fees. Tax Fees consist of services performed by the independent auditor for tax compliance, tax planning and tax advice.
(4)

All Other Fees. Amounts paid to Deloitte & Touche during fiscal year 2006 relate to the preparation of a study analyzing the cost of living in Malawi. There were no fees billed or services rendered by Deloitte & Touche during fiscal year 2007 and fiscal year 2006, or by Ernst & Young during fiscal year 2006, other than those described above.

PROPOSAL TWO

RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche to serve as the Company’s independent auditors for the fiscal year ending March 31, 2008, and has directed that management submit the selection of independent auditors to the shareholders for ratification at the Annual Meeting. Deloitte & Touche has audited the Company’s accounts for the fiscal years ended March 31, 2007 and March 31, 2006, and previously audited the accounts of Standard Commercial since 1988. Representatives of Deloitte & Touche are expected to attend the shareholder meeting, will have an opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche as the Company’s independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the appointment of Deloitte & Touche is not ratified by the shareholders, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Alliance One is principally engaged in purchasing, processing, storing, and selling leaf tobacco in the United States, Africa, Europe, South America and Asia. The strategy behind the Merger with Standard Commercial and the creation of Alliance One is simple: to create a strategic leaf supply company with the footprint and scale necessary to drive efficiency, sustainability and long-term shareholder value in an intensely competitive, cyclical and challenging industry with a significant degree of global complexity and risk. Given this environment, the experience, continuity, and contribution of the executive leadership team is critical to the near term and long-term success of the Company.

Compensation Philosophy and Core Principles

The Company believes that its ability to attract and retain senior executives is significantly influenced by the quality and competitiveness of our compensation and benefits programs. The primary objectives of Alliance One’s compensation and benefit programs are:

to enhance the recruitment and retention of executive talent;

to support a pay-for-performance culture which encourages and rewards the achievement of Company and personal objectives; and

to reinforce Alliance One’s commitment to enhance long-term shareholder value.

We seek to accomplish these objectives while maintaining a cost-effective structure that is aligned with the interests of our shareholders. To meet these objectives, the compensation programs must be competitive and reflect an appropriate balance of “at risk” vs. fixed and cash vs. equity compensation. The Executive Compensation Committee (the “Committee”) of the Board of Directors periodically reviews the compensation mix to ensure alignment with market practices as well as the Company’s operating strategy, cost control imperatives, and long-term value creation objectives. Accordingly, the compensation mix may vary over time and among executives. Overall compensation levels are targeted at the median of competitive practice, but actual pay earned varies based on Company and personal performance.

Process and Procedure for Determining Compensation of Executive Officers

The Board of Directors has charged the Committee with the responsibility for establishing executive compensation policies and overseeing the development and management of total compensation levels and programs for the CEO and other executive officers. As part of this responsibility, the Committee, along with the Board of Directors, also evaluates the performance of the CEO and determines the compensation for the CEO based on the performance assessment as well as Alliance One’s compensation philosophy.

Under its charter, the Committee is responsible for selecting and retaining its objective advisors. For fiscal 2007, the Committee has retained Mercer Human Resource Consulting (“Mercer” or the “Consultant”) as a third party advisor to provide objective advice, research and evaluation related to executive compensation. In this capacity, Mercer reports directly to the Committee and meets regularly with the Committee Chair and Committee both with and without management present. Based on independent data provided by Mercer, the CEO makes a recommendation to the Committee for the compensation of all executive officers, other than his own. The CEO and the Senior Vice President of Human Resources also provide the Committee with additional market data and individual performance results to gauge overall compensation.

In determining and assessing the compensation levels and structure, the Committee reviews and considers market data and information provided by Mercer, individual compensation tally sheets prepared by the Company showing a summary total of all elements of compensation, and recommendations from the CEO. The market data provided by Mercer is obtained from independent published compensation surveys as well as a select group of peer companies of similar size and operating characteristics to the Company. The Committee uses a consistent approach for all executive officers but also exercises appropriate business judgment in how it applies these standard approaches to the facts and circumstances associated with each executive. Overall, the Committee uses the competitive benchmark data as a tool, not the absolute guideline, for establishing compensation levels, mixes and pay practices.

Elements of Compensation

The core elements of the compensation for the executive officers, including the Named Executives, of Alliance One are described in the following table:

Element	Description	Objective
Base salary (typically 40%-50% percent of target compensation)	Fixed compensation typically set within range of market median

•        Provides base economic security at a level consistent with competitive practices

•        Reflects role and responsibility of executive

•        Impacted by individual performance, experience and level of responsibility

Annual incentives (typically 25% - 30% of target compensation)	Variable cash compensation linked to corporate and individual objectives Includes threshold, target, and maximum objectives	• Provides alignment to annual operating strategy through corporate objectives • Aligns with personal performance via individual objectives

Long-term incentives (typically 20% to 30% of target compensation)	Long-term equity compensation For 2007, compensation provided via stock options and service-based restricted stock

•        Provides link to shareholder value creation

•        Strengthens mutuality of interests between Named Executives and shareholders

•        Motivates and rewards for financial performance over a sustained period

•        Vesting period fosters retention of key employees

Benefits and Perquisites	Healthcare Life and Disability Insurance Retirement and Pension Plans Basic benefit participation offered to other employees	• Ensure employee health, welfare, and retirement needs • Fosters retirement and savings planning for Executives • Provides retirement security

Base Salaries

Base salary levels represent a moderate percentage of overall compensation opportunity to the executive officers. However, base salaries serve as a foundation of our compensation program, as the majority of other compensation elements are determined as a percentage of base salary. Base salary levels are targeted to approximate the median salary of those presented in competitive market data. However, each individual salary’s comparison to market will depend on a number of individual factors, including the role and nature of the job relative to market information as well as individual performance and characteristics. Base salaries are adjusted periodically (typically in April at the start of the fiscal year), based on competitive market changes, individual and corporate performance, modifications in job responsibilities, the executive’s position within his or her respective salary range and the executive’s future potential and value to the Company.

For fiscal 2007, at the request of executive management, base salaries for executive officers were not increased from the level established at the time of the Merger (May 13, 2005) as part of the overall effort to achieve key cost synergies and focus on controlling fixed expenses. Effective January 1, 2007, Mr. Robert E. Harrison was elected President and Chief Executive Officer of the Company. He has served as President and Chief Operating Officer since the Merger and previously served as Chairman, President and CEO of Standard Commercial. Mr. Harrison’s salary was not adjusted at the time of his promotion, but the Committee utilized market data for comparable positions provided by Mercer and factored this into his review for fiscal 2008.

Incentives

Alliance One places more emphasis on performance-driven pay delivered through short- and long-term incentives.

Annual Incentives

The purpose of the annual incentive is to provide competitive annual cash compensation for executive officers that rewards the achievement of key corporate and operating unit objectives as well as overall individual performance and leadership. For 2007, the Committee adopted the Management Incentive Plan (the “MIP”) pursuant to which executive officers were eligible for cash bonus awards. Annual incentive opportunities under the MIP are targeted at the median of competitive market data and are closely calibrated to the level of performance achieved. Annual incentives under the MIP are structured to provide for varying payments expressed as a percentage of annual base compensation with the percentage increasing the higher an executive officer’s position is within the Company.

Each year management presents to the Board an operating strategy and financial plan for the year. The Committee, with input from management, utilizes the operating strategy and financial plan in establishing and approving the MIP’s key performance measures and corporate goals for the year. The performance goals are expressed as “threshold,” “target,” and “maximum” objectives for the executives and serve as a benchmark for assessing each executive’s performance for the fiscal year. The Committee generally intends to set Company performance targets so that the difficulty of achieving the target is consistent from year to year with a 30% - 50% probability that target performance will be achieved. If the applicable financial plan goal is exceeded, the executive is eligible for more than a target bonus. In addition to the operating performance goals of the Company, the executive officer’s annual incentive bonus is also subject to the achievement of key performance objectives or milestones related to individual performance. The Committee generally approves payments of the annual performance-based bonuses during the first quarter of the year following the performance year.

For fiscal 2007, the MIP tied 70% of each executive’s award opportunity to overall Company performance and 30% to individual performance objectives. Company performance was measured using an equally weighted combination of (a) underlying consolidated earnings before interest and taxes (“EBIT”) and (b) a consolidated “economic profit” measure based on earnings less the opportunity cost of the net assets employed in the business. In addition, Company performance objectives were subject to a minimum Underlying Net Income per Common Share threshold (the “UEPS Threshold”) required in order to trigger any potential payouts. Individual performance was measured against key performance objectives established for each executive at the beginning of the year. Although individual performance objectives are customized to each executive’s roles and responsibilities, for 2007, these generally included measures related to leadership development and succession planning following the Merger, capital budgeting and planning, debt reduction and improved operating efficiencies. Should the minimum UEPS Threshold for the Company performance component not be attained, the Committee would have had sole discretion to determine the individual performance payouts. Potential target payouts ranged from 45% - 75% of base salary with maximum payouts ranging from 76.5% to 127.5% of base salary. Maximum bonus opportunities reflected a 200% of target payout potential on the Company performance component and 100% of target payout potential on the individual performance component.

In fiscal 2007, the UEPS Threshold was attained and Company and individual performance resulted in annual incentive award levels between target and maximum for each of the executive officers. This is the first year since the Merger that the Company performance component of the program yielded an incentive award to executives. In addition to attaining the UEPS Threshold, key accomplishments in fiscal 2007 included sizeable debt reduction, continued cost control and reorganization of the management team. The Company believes that, overall, results continue to demonstrate improvements resulting from execution of the Company’s operating strategy, including the anticipated cost reduction and synergies resulting from the Merger.

Long-Term Incentives

Long-term incentives comprise a significant portion of an executive’s compensation. The purpose of long-term incentives is to closely align the interests of management and shareholders by creating a long-term view of performance and value creation.

The Committee administers the Company’s incentive plan that was approved by the shareholders in 2003 as the principal means to provide long-term incentives to the Company’s executive officers and certain other officers and key employees. Typically, the Committee focuses on the judicious use of equity and monitoring the overall dilution level and run-rate of shares issued under the plan. Historically, the Committee has targeted an annual run-rate of less than 1.5% of common shares outstanding. All equity grants are approved by the Committee before being issued. The Committee approves stock option and restricted stock grants at the Committee meeting coinciding with the annual meeting of shareholders in August of each year. The Company does not time or plan to time its release of material non-public information for the purpose of affecting the value of executive compensation. The grant price of options is the closing price of the stock on date of grant.

For fiscal 2007, the Company granted both stock options and restricted stock as long-term incentives. The Committee typically awards long-term incentives in amounts it believes appropriate to attain an overall mix of target compensation for a particular executive in line with the midpoint in target compensation for executive in its peer group companies. However, in fiscal 2007, the Committee scaled back its equity grants to a certain extent in light of the total number of remaining shares available for issuance pursuant to its 2003 Incentive Plan. Options comprised approximately 33% - 50% of the individual long-term grant value and restricted stock comprised approximately 50% - 66%. Options were granted with a ten-year term and four-year ratable vesting. Restricted stock was granted with cliff vesting at the end of the third year following the date of the grant (provided the recipient remains an employee in good standing). Upon vesting, 100% of the restricted stock awards, net of taxes, must be held until the earlier of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting. Consistent with the Company’s customary practices, awards were made in August of 2006.

Merger-Related Special Long-Term Incentive Plan

In connection with the execution of the merger agreement between DIMON and Standard Commercial on November 7, 2004 (the “Merger Agreement”), the Compensation Committee of DIMON’s Board of Directors designed a Special Long-Term Incentive Plan (SIP) for key executives. The objective of the Special Long-Term Incentive Plan was to create an incentive opportunity for Alliance One’s management team to achieve targeted cumulative earnings per share and specific projected savings and synergies over the two-year period following the completion of the Merger (fiscal year 2006 and fiscal year 2007). As such, 75% of the incentive payout pursuant to the plan is based on cumulative Underlying Net Income per share and 25% of the incentive payout is based on cumulative savings and synergies.

Based on cumulative performance during the two-year period, the portion tied to Underlying Net Income per share was not achieved but the portion tied to synergies and cost savings was achieved at the maximum performance level. The earnings per share component was not achieved primarily due to unexpected economic and weather related factors in the first year of the two-year program. The following table provides the maximum opportunity established for each Named Executive Officer at the beginning of the performance period and the amount earned and approved by the Committee based on the financial results achieved:

Name	Maximum 2-year Special Incenitve Plan Opportunity	2-year Special Incentive Plan Earned and Approved
Robert E. Harrison	$1,100,000	$275,000
James A. Cooley	$525,000	$131,250
H. Peyton Green	$525,000	$131,250
Henry C. Babb	$325,000	$81,250
Michael K. McDaniel	$325,000	$81,250
Brian J. Harker	$1,100,000	$275,000
Steven B. Daniels	$525,000	$0

Other Benefits for Chief Executive Officer and Executive Officers

In order to provide competitive total compensation, Alliance One provides the CEO and other named executives with the same benefit package available to all salaried employees. The benefits package includes a cash balance pension plan and a qualified 401(k) plan. Executive officers participate in these plans on the same terms as other salaried employees. The ability of executive officers to participate fully in these plans is limited under Internal Revenue Code and ERISA requirements. As is commonly the case among its peer group, the Company offers to executive officers nonqualified restoration programs and enhanced pension benefits, a nonqualified deferred compensation plan and split-dollar life insurance coverage as reflected in the “Summary Compensation Table.”

Alliance One provides other limited perquisites, the value of which is generally modest. The primary perquisites provided to executives are relocation benefits under the Alliance One relocation policy (which are also offered to other employees of the Company), which do allow for gross-ups on certain benefits paid under the policy. As a result of the Merger and the relocation of Alliance One’s headquarters to Morrisville, North Carolina, the Company has incurred and executives have received recent payments under the program. The Committee believes a market based relocation policy is important for an international company with a presence in more than 40 countries and employees that are frequently asked to move to other locations.

Employment Agreements

The Company currently has employment agreements with three of the Named Executives – Messrs. Harrison, Harker and Babb. Mr. Green also had an employment agreement prior to his termination. These contracts generally address the individual’s role and responsibilities as well as their rights to compensation and benefits. These contracts also contain termination provisions and related compensation in the event of a change in control, severance, and involuntary termination. These contracts were provided prior to, or in connection with, the Merger of Standard Commercial and DIMON.

In all cases, the agreements stipulate that the executive may not compete with the Company for a defined period following termination of employment or disclose confidential information. Additionally, Messrs. Harrison, Harker and Babb’s employment agreements include a “double trigger” change in control provision. That is, for the change in control benefits and other provisions in the employment agreements to apply, there must be both (1) the consummation of change in control event, as well as (2) a termination by the Company without cause or a resignation by the executive for good reason.

Change in Control (“CIC”) Policy and Severance Agreements

The Company also has entered into Change in Control agreements with Messrs. Cooley and McDaniel. Mr. Daniels was provided a change in control agreement in connection with the Merger. As noted above, these agreements require a “double trigger” termination event to trigger payment. These agreements exclude tax gross-up benefits and specifically require payments to be reduced if the amount would result in 280G excise tax penalties under Section 280G of the Code. All of the Company’s employment and change in control agreements were entered into prior to the Merger.

Fiscal 2008 Compensation Planning

During fiscal 2007 and into fiscal 2008, the Committee has been working with Mercer which has provided assistance with a competitive analysis of the Company’s executive compensation programs. Specifically, Mercer, the Committee and management are reviewing Alliance One’s compensation programs in light of the strategic goals and operating strategy of the newly combined Alliance One, recent accounting changes and legislation proposals, competitive market practices, and emerging issues within the compensation landscape. The overall purpose of this review is to ensure Alliance One’s compensation programs continue to align with the core compensation principles and objectives of the Company while maintaining a cost-effective structure that is aligned with the interests of our shareholders.

The following is a summary of the plan design changes that have either been made or are in the process of being made for fiscal 2008:

Long-Term Incentive Program

•

A new equity plan and share reserve is being submitted for shareholder approval (see the section entitled “Proposal Three – Approval of the 2007 Alliance One International, Inc. 2007 Incentive Plan,” for additional information regarding the proposed Plan)

•

The new plan, which the Committee believes reflects prevailing market practices and new regulations, will allow the Company to provide market-competitive and shareholder-aligned incentive opportunities to key leaders globally; and will fully update the plan to reflect prevailing market practices and new regulations

•	Equity awards in fiscal 2008 will be comprised of 75% stock options and 25% restricted stock (with long-term holding requirements beyond vesting – see below)

Executive Ownership Policies

•

Holding periods will continue on restricted stock; requiring that 100% of the net shares be held until the earlier of (a) reaching age 60, (b) termination of employment, or (c) 7 years from the vesting date

•	New minimum stock ownership guidelines have been adopted requiring Executive Officers to own between 50,000 and 250,000 shares within five years

•	Company’s insider trading policy continues to prohibit the hedging of shares by executive officers

Executive Retirement Program

•

A new defined contribution program will replace a variety of existing defined benefit programs, which the Company believes will result in generally lower but consistent benefit levels that are market competitive and cost effective (e.g. reduce cost and expense variability, comply with 409A tax regulations, etc.)

Tax and Accounting Considerations

The Committee reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Alliance One and the Committee intend to administer the compensation plans in a manner that maintains an appropriate cost structure and is aligned with shareholder interests.

Generally, the Company realizes a tax deduction upon payment to/realization by the executive. Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the Chief Executive Officer and the next four most highly compensated executive officers. The Committee uses, where practical, compensation policies and programs that preserve the tax deductibility of compensation; however, the Committee at its sole discretion may approve payment of nondeductible compensation from time to time if it deems circumstances warrant.

Report of the Executive Compensation Committee

The Executive Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Executive Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Executive Compensation Committee:

Norman A. Scher, Chairman

Nigel G. Howard

Joseph L. Lanier, Jr.

Executive Compensation Tables

The following tables reflect the compensation for the current CEO, the current Chief Financial Officer (“CFO”) and the three other most highly compensated executive officers who were serving as such at March 31, 2007. Additionally, the tables include information for the following two individuals who would have been among the three most highly compensated executive officers had they continued in their prior roles through March 31, 2007: (i) Mr. Brian J. Harker who served as Chief Executive Officer through December 31, 2006 and continues to serve as the Chairman of the Board until the annual meeting of shareholders in August, 2007; and (ii) Mr. Steven B. Daniels, former Executive Vice President of Operations (see Notes 8 and 9). Collectively, the above individuals are the Named Executives.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($) (5)	Total ($)
Robert E. Harrison, Principal Executive Officer (6)	2007	$525,000	$324,414	$74,019	$725,397	$480,324	$4,400	$2,135,561
James A. Cooley, Principal Financial Officer	2007	$290,000	$216,148	$37,435	$346,869	$144,790	$81,566	$1,118,815
H. Peyton Green, III, Executive Vice President - Sales (7)	2007	$280,000	$318,129	$59,293	$307,407	$0	$747,609	$1,714,445
Henry C. Babb, Senior Vice President, Chief Legal Officer and Secretary	2007	$284,200	$69,058	$16,757	$227,539	$40,019	$4,400	$643,980
Michael K. McDaniel, Senior Vice President - Human Resources	2007	$190,000	$57,054	$16,757	$179,051	$22,781	$80,629	$548,278
Brian J. Harker, Chairman and former Chief Executive Officer (8)	2007	$550,000	$992,433	$233,711	$746,845	$0	$66,936	$2,591,932
Steven B. Daniels, former Executive Vice President -Operations (9)	2007	$90,000	$1,130,481	$0	$0	$193,939	$1,224,441	$2,640,868

(1)	This column reflects the dollar amount recognized by Alliance One for financial statement reporting for fiscal year 2007 with respect to restricted stock awards granted to the Named Executive in fiscal year 2007 and prior years, determined in accordance with SFAS 123R, including with respect to acceleration of vesting upon termination for certain officers. For information on the assumptions used in valuing restricted stock awards, refer to note K of Alliance One’s Annual Report on Form 10-K for the fiscal year in which the award was granted. For further information on the terms and conditions of the grants, see the “Grants of Plan-Based Awards Table.” The amounts in this column do not necessarily represent the value of the awards granted, nor are they a prediction of the actual value that will be realized by the Named Executive.
(2)	This column reflects the dollar amount recognized by Alliance One for financial statement reporting for fiscal year 2007 with respect to options granted to the Named Executive in fiscal year 2007 and prior years, determined in accordance with SFAS 123R, including with respect to acceleration of vesting upon termination for certain officers. For information on the assumptions used in valuing option grants, refer to note K of Alliance One’s Form 10-K for the fiscal year in which the option was granted. These amounts in this column do not necessarily represent the value of the option grants, nor are they a prediction of the actual value that will be realized by the Named Executive.
(3)	This column includes the payment of performance-based annual cash incentive awards to the Named Executive pursuant to the Management Incentive Plan (MIP) for services performed during fiscal year 2007 as well as special payments issued under the Merger-Related Special Long-Term Incentive Plan (SIP) for services performed during the two fiscal years ending March 31, 2007. Additional information is provided in the Compensation Discussion and Analysis. Cash incentive award payments pursuant to each of the MIP and SIP bonus amounts for each Named Executive are provided in the following table:

Name	MIP Payout	SIP Payout	Total
Robert E. Harrison	$450,397	$275,000	$725,397
James A. Cooley	$215,619	$131,250	$346,869
H. Peyton Green, III	$176,157	$131,250	$307,407
Henry C. Babb	$146,289	$81,250	$227,539
Michael K. McDaniel	$97,801	$81,250	$179,051
Brian J. Harker	$471,845	$275,000	$746,845
Steven B. Daniels	$0	$0	$0

(4)	This column reflects the aggregate change in the actuarial present value of the Named Executive’s accumulated pension benefits in fiscal year 2007. See the “Pension Benefits Table” for additional information. For Mr. Green, the aggregate change in the actuarial present value of accumulated pension benefits in fiscal year 2007 was a decrease in value of $22,251 due to his employment terminating March 31, 2007. For Mr. Harker, the aggregate change in the actuarial present value of accumulated pension benefits in fiscal year was a decrease in value of $35,274 due to his pending retirement in August 2007. None of the Named Executives earned above-market returns on deferred compensation during 2007.
(5)	The following table lists all amounts included in the “All Other Compensation” column of the Summary Compensation Table:

All Other Compensation	401(k) Company Match (a)	Relocation Expenses (b)	Split $ Life Insurance Premiums (c)	Termination Related Payments (d)	Postretirement Medical Benefits (e)	Total
Robert E. Harrison	$4,400	$0	$0	$0	$0	$4,400
James A. Cooley	$4,400	$53,746	$23,420	$0	$0	$81,566
H. Peyton Green, III	$4,400	$257,995	$25,931	$445,385	$13,897	$747,609
Henry C. Babb	$4,400	$0	$0	$0	$0	$4,400
Michael K. McDaniel	$3,800	$76,829	$0	$0	$0	$80,629
Brian J. Harker	$4,400	$324	$49,187	$0	$13,025	$66,936
Steven B. Daniels	$1,800	$0	$12,243	$1,210,399	$0	$1,224,441

(a)	This column lists company matching contributions allocated to the Named Executive’s account pursuant to the Alliance One Savings and Profit Sharing Plan.
(b)	This column reflects relocation reimbursements and allowances paid to the Named Executives in connection with Alliance One’s relocation of its headquarters to Morrisville, North Carolina. This amount includes payment or reimbursement, as applicable, of (i) certain costs associated with the sale of the executive’s prior principal residence, (ii) house hunting and moving expenses, (iii) new home closing costs, (iv) a relocation allowance, (v) loss on the sale of the prior home, and (vi) associated tax payments for these expenses. For Mr. Green, includes a loss incurred by the Company on the sale of his prior home in the amount of $170,000.
(c)	This column reflects split-dollar life insurance policy premiums paid by the Company.
(d)	In connection with his termination of employment on March 31, 2007, Mr. Green became entitled to $445,385 in cash severance or separation payments. Of this amount, $165,389 will be paid in October 2007, and the remainder will be paid in 12 equal monthly installments of $23,333 commencing in November 2007.

In connection with his termination of employment on June 30, 2006, and pursuant to the terms of his Change in Control agreement, Mr. Daniels received a cash severance payment of $1,193,082 and other cash payments of $17,317 during fiscal year 2007 (of this amount, $6,927 constituted a reimbursement for taxes.)

(e)	This column reflects the incremental expense recognized by Alliance One in fiscal year 2007 with respect to post-retirement health care benefits promised to the Named Executive under his employment agreement. The amounts were determined in accordance with SFAS 106, but only to the extent the benefits promised to the Named Executive under his employment agreement are more generous than post-retirement health care benefits provided to other Alliance One salaried employees who retire after satisfying applicable retirement criteria. See the “Potential Payments upon Termination/Change-In-Control” table for additional information, including the present value assumptions used in determining the incremental expense.

(6)	Mr. Harrison was elected Chief Executive Officer on January 1, 2007. From May 13, 2005 through December 31, 2006, Mr. Harrison was Alliance One’s President and Chief Operating Officer.
(7)	Mr. Green’s employment terminated on March 31, 2007.
(8)	Mr. Harker served as Chief Executive Officer of the Company until December 31, 2006.
(9)	Mr. Daniels’ employment terminated on June 30, 2006. Upon his termination, Mr. Daniels forfeited outstanding stock options with an exercise price greater than the fair market value of a share of Alliance One common stock as of the close of business on June 30, 2006. For financial reporting purposes and in accordance with SFAS 123R, Alliance One recorded and reversed $26,659 in fiscal year 2007 stock option expense associated with these forfeited stock awards.

Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the Named Executives in fiscal year 2007:

Grants of Plan Based Awards

Name	Grant Date (1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($ / Sh)	Full Grant Date Fair Value of Option Awards (5)
		Threshold ($)	Target ($)	Maximum ($)
Robert E. Harrison	8/17/2006	$0	$393,750	$669,375	70,000	70,000	$3.94	$144,900
James A. Cooley	8/17/2006	$0	$188,500	$320,450	20,000	30,000	$3.94	$62,100
H. Peyton Green, III	8/17/2006	$0	$154,000	$261,800	10,000	20,000	$3.94	$41,400
Henry C. Babb	8/17/2006	$0	$127,890	$217,413	7,500	15,000	$3.94	$31,050
Michael K. McDaniel	8/17/2006	$0	$85,500	$145,350	7,500	15,000	$3.94	$31,050
Brian J. Harker	8/17/2006	$0	$412,500	$701,250	70,000	70,000	$3.94	$144,900
Steven B. Daniels (6)		$0	$198,000	$336,600	0	0	$0.00	$0

(1)	Stock awards are granted during August of each year, coinciding with the Executive Compensation Committee meeting held in connection with the annual meeting of shareholders. Awards are granted under the 2003 Incentive Plan.
(2)	The amounts in the threshold, target and maximum columns represent the potential amounts that were payable based on the MIP targets and goals approved by the Executive Compensation Committee. With respect to each corporate goal, a minimum, target and maximum performance level is specified, the attainment of which determines the amount paid for each performance goal (generally 0%, 100%, and 200%). With respect to individual performance, payment levels can only be achieved up to target performance and are subject to certain minimum requirements. See “Compensation Discussion and Analysis” for additional information.
(3)	This column reflects the number shares of restricted stock granted. Restricted stock awards vest 100% at the end of the third year following the date of the grant, provided the recipient remains in the employment of the Company. Upon vesting, 100% of the fiscal 2007 restricted awards, net of taxes, must be held until the earlier of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

(4)	This column represents non-qualified and incentive stock options. Option grants have a ten-year term and become exercisable with respect to one-fourth of the grant on each of the first, second, third and fourth anniversaries of the grant date. Stock options have an exercise price equal to the grant date closing price.
(5)	The values shown for the stock options reflect the grant date fair value calculated in accordance with SFAS 123R associated with these options on the date of grant. Utilizing the Black-Scholes valuation method, a value of $2.07 per share was determined. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange traded options. However, stock options granted under the plan differ from exchange traded options in three key respects: the options are long-term, nontransferable and subject to vesting restrictions, while exchange traded options are short-term and can be exercised or sold immediately in a liquid market. In applying the Black-Scholes pricing model, the Company has assumed an expected life of 6.25 years, an annual dividend yield for the Company’s common stock of 0%, a riskless rate of return of 4.83%, and a stock price volatility of 47%. No adjustment has been made to reflect the non-transferability of incentive stock options or the limited transferability of non-qualified stock options granted under the plan. Consequently, because the Black-Scholes Model is adapted to value the options set forth in the table and is assumption-based, it may not accurately determine the grant date present value. The actual value, if any, an optionee will realize will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised. The values reflect the accounting expense and may not reflect the actual value realized by the Named Executive.
(6)	Mr. Daniels’ employment terminated on June 30, 2006; therefore, he did not receive grants of restricted stock or stock options during fiscal 2007. His bonus opportunity under the MIP was effective as of April 1, 2006, prior to his termination of employment and was included as termination-related payments under “Summary Compensation Table -Other Compensation – Termination Payments.” Pursuant to his Change in Control Agreement, Mr. Daniels received a pro-rata portion of the annual incentive award for the year in which termination occurred, assuming he would have received an award equal to the higher of his target bonus for such year, or the actual bonus received for the most recently completed fiscal year.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information regarding unexercised stock options and granted but unvested restricted stock awards held by the Named Executives.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vessted (1)
Robert E. Harrison	36,000			$5.8300	8/14/2011
	36,000			$6.3000	8/13/2012
	27,000	9,000	(2)	$5.8000	6/11/2013
	17,500	52,500	(3)	$3.9600	8/30/2015
		70,000	(4)	$3.9400	8/17/2016
						3,045	$28,105	(6)
						52,323	$482,941	(7)
						70,000	$646,100	(8)
						70,000	$646,100	(9)
James A. Cooley	4,481			$22.3125	8/21/2007
	6,500			$9.2500	8/27/2008
	40,000			$7.4400	8/23/2011
	17,500			$6.9500	8/26/2013
		17,500	(5)	$6.4500	11/10/2014
	7,500	22,500	(3)	$3.9600	8/30/2015
		30,000	(4)	$3.9400	8/17/2016
						17,500	$161,525	(10)
						20,000	$184,600	(8)
						20,000	$184,600	(9)
H. Peyton Green, III	10,000			$22.3125	8/21/2007
	10,000			$9.2500	8/27/2008
		12,500	(5)	$6.4500	11/10/2014
		15,000	(3)	$3.9600	8/30/2015
		20,000	(4)	$3.9400	8/17/2016
						12,500	$115,375	(10)
						10,000	$92,300	(8)
						10,000	$92,300	(9)
Henry C. Babb	9,000			$5.8300	8/14/2011
	9,000			$6.3000	8/13/2012
	6,750	2,250	(2)	$5.8000	6/11/2013
	3,750	11,250	(3)	$3.9600	8/30/2015
		15,000	(4)	$3.9400	8/17/2016
						1,659	$15,313	(6)
						6,810	$62,856	(7)
						7,500	$69,225	(8)
						7,500	$69,225	(9)
Michael K. McDaniel	9,000			$5.8300	8/14/2011
	9,000			$6.3000	8/13/2012
	6,750	2,250	(2)	$5.8000	6/11/2013
	3,750	11,250	(3)	$3.9600	8/30/2015
		15,000	(4)	$3.9400	8/17/2016
						882	$8,141	(6)
						4,023	$37,132	(7)
						7,500	$69,225	(8)
						7,500	$69,225	(9)
Brian J. Harker	18,000			$22.3125	8/21/2007
	20,000			$9.2500	8/27/2008
		70,000	(5)	$6.4500	11/10/2014
	17,500	52,500	(3)	$3.9600	8/30/2015
		70,000	(4)	$3.9400	8/17/2016
						70,000	$646,100	(10)
						70,000	$646,100	(8)
						70,000	$646,100	(9)
Steven B. Daniels (11)	0	0		$0.0000	0	0	$0

(1)	The market value of stock awards is based on the closing price of Alliance One stock on March 30, 2007, which was $9.23 per share.
(2)	Awards granted on 6/11/2003 which were assumed in the Merger. Twenty-five percent of the grant vests on each of the first, second, third and fourth anniversaries of the grant date.
(3)	Awards granted on 8/30/2005. Twenty-five percent of the grant vests on each of the first, second, third and fourth anniversaries of the grant date.
(4)	Awards granted on 8/17/2006. Twenty-five percent of the grant vests on each of the first, second, third and fourth anniversaries of the grant date.
(5)	Award granted on 11/10/2004. Award vests 11/10/2007.
(6)	Awards granted on 6/11/2003. Awards were assumed in the Merger and vest 6/11/2007.
(7)	Awards granted on 8/10/2004. Awards were assumed in the Merger and vest on 8/10/2007. Upon vesting, 100% of the awards, net of taxes, must be held until the earlier of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting.
(8)	Awards granted on 8/30/2005. Awards vest on 8/30/2008. Upon vesting, 100% of the awards, net of taxes, must be held until the earlier of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting.
(9)	Awards granted on 8/17/2006. Awards vest on 8/17/2009. Upon vesting, 100% of the awards, net of taxes, must be held until the earlier of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting.
(10)	Awards granted on 11/10/2004. Awards vest on 11/10/2007.
(11)	Mr. Daniels’ employment terminated on June 30, 2006 under the provisions of his change-in-control agreement. At this time, all of his stock options with an exercise price above the then current stock price were forfeited and cancelled. All other options became immediately vested and Mr. Daniels was required to exercise these shares before December 31, 2006. All unvested restricted shares accelerated on his termination date.

Option Exercises and Stock Vested Table

The following table provides information for the Named Executives with respect to stock option exercises and the vesting of restricted shares for fiscal year 2007. Restricted shares are subject to additional holding period requirements (see discussion in “Compensation Discussion and Analysis”).

Option Exercises and Stock Vested

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (3)
Robert E. Harrison	0	$0	5,670	$23,203
James A. Cooley (4)	100,000	$434,610	17,500	$68,775
H. Peyton Green, III (5)	122,500	$380,506	12,500	$51,188
Henry C. Babb	0	$0	3,118	$12,759
Michael K. McDaniel	0	$0	1,615	$6,610
Brian J. Harker (6)	330,000	$959,605	72,500	$284,925
Steven B. Daniels (7)	65,000	$243,604	57,500	$255,300

(1)	Share vesting and dollar value reflect amounts on a pre-tax basis. The 2003 Incentive Plan permits the withholding of shares upon vesting to pay applicable income taxes.
(2)	Calculated by subtracting the exercise price from the closing price of the Company’s common stock on the date of exercise and multiplying the difference by the number of shares exercised.
(3)	Calculated by multiplying the number of shares vesting by the closing price of the Company’s common stock on the date of vesting.
(4)	On March 12, 2007, Mr. Cooley exercised 100,000 stock options as detailed below:

Grant Date	Exercise Date	Options Exercised	Exercise Price	Market Price
5/24/1999	3/12/2007	20,000	$5.50	$9.07
8/24/2000	3/12/2007	40,000	$2.81	$9.07
8/26/2002	3/12/2007	40,000	$6.25	$9.07

(5)	On March 16, 2007, Mr. Green exercised 122,500 stock options as detailed below:

Grant Date	Exercise Date	Options Exercised	Exercise Price	Market Price
5/24/1999	3/16/2007	20,000	$5.50	$8.61
8/24/2000	3/16/2007	30,000	$2.81	$8.61
8/23/2001	3/16/2007	25,000	$7.44	$8.61
8/26/2002	3/16/2007	30,000	$6.25	$8.61
8/26/2003	3/16/2007	12,500	$6.95	$8.61
8/30/2005	3/16/2007	5,000	$3.96	$8.61

(6)	On March 13, 2007, Mr. Harker exercised 330,000 stock options as detailed below:

Grant Date	Exercise Date	Options Exercised	Exercise Price	Market Price
5/24/1999	3/13/2007	50,000	$5.50	$8.72
8/24/2000	3/13/2007	70,000	$2.81	$8.72
8/23/2001	3/13/2007	70,000	$7.44	$8.72
8/26/2002	3/13/2007	70,000	$6.25	$8.72
8/26/2003	3/13/2007	70,000	$6.95	$8.72

(7)	Mr. Daniels’ employment terminated on June 30, 2006 under the provisions of his change-in-control agreement. At this time, all of his stock options with an exercise price above the then current stock price were forfeited and cancelled. All other options became immediately vested and Mr. Daniels was required to exercise these shares before December 31, 2006. All unvested restricted shares accelerated and became immediately exercisable on his termination date. On December 29, 2006, Mr. Daniels exercised 65,000 stock options as detailed below:

Grant Date	Exercise Date	Options Exercised	Exercise Price	Market Price
8/24/2000	12/29/2006	40,000	$2.81	$7.00
8/30/2005	12/29/2006	25,000	$3.96	$7.00

Nonqualified Deferred Compensation Table

The following table presents information on the Company’s deferred compensation program, which provides for the deferral of compensation earned by the Named Executives on a basis that is not tax qualified, as of March 31, 2007. Other than the Key Executive Life Insurance and Deferred Compensation agreements (“Dibrell Agreements”) established by Dibrell Brothers, Inc., a predecessor company, for Mr. Green in 1978 and 1980, Alliance One does not maintain for its Named Executives any nonqualified deferred compensation programs.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ( $) (3)	Aggregate Balance at Last FYE ( $) (4)
Robert E. Harrison	$0	$0	$0	$0
James A. Cooley	$0	$0	$0	$0
H. Peyton Green, III	$2,400	$495	$0	$72,892
Henry C. Babb	$0	$0	$0	$0
Michael K. McDaniel	$0	$0	$0	$0
Brian J. Harker	$0	$0	$0	$0
Steven B. Daniels	$0	$0	$0	$0

(1)	Each of the Dibrell Agreements provides that Mr. Green will defer $200 per month so long as the Dibrell Agreements remain in effect and he remains employed by the Company. These deferrals are credited to a bookkeeping account for Mr. Green. The amount shown in this column is included in Mr. Green’s salary as shown in the “Summary Compensation Table.”
(2)	A “Supplemental Amount” is credited to Mr. Green’s account as of his termination of employment in accordance with the Dibrell Agreements. The “Supplemental Amount” is equal to the present value of the additional benefit Mr. Green would have received under the Alliance One International, Inc. Pension Plan had Mr. Green not deferred any of his compensation under the Dibrell Agreements, as determined by the actuary for the Pension Plan using the methodology and material assumptions described in Note M to the financial statements in Alliance One’s Annual Report on Form 10-K for the year ended March 31, 2007. The amount shown in this column represents the increase in the “Supplemental Amount” for fiscal year 2007.
(3)	Under the Dibrell Agreements, Mr. Green forfeited the accumulated earnings as of March 31, 2007, because of the termination of his employment prior to age 65.
(4)	The aggregate account balance shown in this column is the total amount credited to Mr. Green’s account under the Dibrell Agreements as of March 31, 2007, after deducting accumulated earnings forfeited upon his termination of employment on such date. Pursuant to the Dibrell Agreements, the account balance will be paid to Mr. Green in equal annual installments of $7,289.20 over ten years, without interest, commencing May 1, 2007.

Of the amount shown as Mr. Green’s aggregate balance at March 31, 2007, $66,900 represents the total amount deducted from his salary over the life of the Dibrell Agreements. Of this amount, $64,500 has been included as a part of Mr. Green’s salary in prior “Summary Compensation Tables” or would have been so included had Mr. Green been considered a Named Executive Officer in all years.

Pension Benefits Table

The following defined terms are used in the disclosure regarding pension benefits in this section:

“AOI SERP” refers to the AOI Supplemental Executive Retirement Plan

“AOI PEP” refers to the AOI Pension Equity Plan

“AOI Pension Plan” refers to the Alliance One International, Inc. Pension Plan

“SCC SERP” refers to the Standard Commercial Corporation Supplemental Retirement

The following table presents information as of March 31, 2007, concerning each of the Company’s defined benefit plans that provide for payments to be made to the Named Executives at, following or in connection with retirement. No pension benefits were paid to any of the Named Executives during the last fiscal year.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)
Robert E. Harrison	AOI Pension Plan (2)	11.75	188,693
	AOI SERP (3)	11.75	1,313,546
	SCC SERP (4)	10.50	272,804

			1,775,043

James A. Cooley	AOI Pension Plan (2)	25.00	173,130
	AOI SERP(3)	25.00	464,794
	AOI PEP (5)	25.00	720,469

			1,358,393

H. Peyton Green, III	AOI Pension Plan (2)	35.83	399,456
	AOI PEP(5)	35.83	1,251,438
	Employment Agreement(6)	N/A	297,457

			1,948,351

Henry C. Babb	AOI Pension Plan (2)	9.25	272,191
	SCC SERP(4)	8.08	79,899

			352,090

Michael K. McDaniel	AOI Pension Plan (2)	10.33	169,069

			169,069

Brian J. Harker	AOI Pension Plan (2)	16.92	145,159
	AOI SERP(7)	20.00	0
	Employment Agreement(7)	20.00	6,397,382

			6,542,541

Steven B. Daniels	AOI Pension Plan (2)	24.50	155,747
	AOI SERP(3)	24.50	155,548
	AOI PEP(5)	24.50	1,204,649

			1,515,944

(1)	Pension benefits shown in the above table were determined using the methodology and material assumptions described in Note M to the financial statements in Alliance One’s Annual Report on Form 10-K for the year ended March 31, 2007, except as described in the footnotes below.
(2)	Present values for the AOI Pension Plan have been determined by assuming a retirement age of 65 (the normal retirement age specified in the Pension Plan).
(3)

Present values for the net AOI SERP benefits have been determined by assuming a retirement age of 65 (the normal retirement age specified in the AOI SERP). For Mr. Harrison and Mr. Cooley, the accumulated AOI SERP benefit as of March 31, 2007 is based on compensation and service through such date and the value of offsetting benefits (such as the

AOI Pension Plan, the SCC SERP and the AOI PEP) determined as of the same date. For Mr. Daniels, the amount shown is based on the final determination of his AOI SERP benefit as of his termination of employment on June 30, 2007. For Mr. Harker, see note 7 below.

(4)	The SCC SERP was frozen as of December 31, 2005. The present value calculations are based on the frozen benefit, assuming a retirement age of 65.
(5)	For Mr. Cooley, present value of his net AOI PEP benefit has been determined by assuming a retirement age of 60. Mr. Cooley’s accumulated AOI PEP benefit as of March 31, 2007 is based on his compensation and service through such date and the value of offsetting benefits (such as the AOI Pension Plan) determined as of the same date. For Mr. Daniels, present value is based on the final determination of his net AOI PEP benefit as of his termination of employment on June 30, 2007, assuming a retirement age of 55. For Mr. Green, present value is based on the final determination of his AOI PEP benefit as of his termination of employment on March 31, 2007, and an April 1, 2007 AOI PEP retirement and benefit commencement date.
(6)	The present value of the supplemental retirement benefit payable under Mr. Green’s Employment Agreement has been determined assuming a March 31, 2007 retirement date, and is based on the final determination of the benefit as of his termination of employment on that date. The present value calculations assume a benefit commencement date of November 20, 2008.
(7)	Mr. Harker has accrued a benefit under the AOI SERP. However, Mr. Harker’s benefit under the AOI SERP is fully integrated with a similar, enhanced SERP benefit under his Executive Contract. The present value of Mr. Harker’s accumulated SERP benefit is reported as zero in the table above because the entire accumulated benefit is reflected as part of Mr. Harker’s Executive Contract benefit. If Mr. Harker had retired on March 31, 2007, he would have forfeited his benefit under the AOI SERP, but the forfeited benefit would have been replaced by the enhanced SERP benefit payable under the Executive Contract.

Ignoring the Executive Contract, and assuming a retirement age of 65 under the AOI SERP, the present value of Mr. Harker’s accumulated AOI SERP benefit as of March 31, 2007 was $3,276,656. The accumulated AOI SERP benefit as of March 31, 2007 is based on Mr. Harker’s compensation and service through such date and the value of offsetting benefits (such as the AOI Pension Plan) determined as of the same date.

Mr. Harker’s Executive Contract provides two separate retirement benefits. The first is an early retirement benefit payable from his retirement date through age 65. The second is a benefit enhancement supplementing the AOI SERP. The amount shown in the table above is the sum of the present values of these two benefits, assuming a March 31, 2007 retirement age. The early retirement benefit is based on Mr. Harker’s base salary and target annual bonus for fiscal year 2007. The enhanced SERP benefit is based on Mr. Harker’s compensation and service through March 31, 2007 and the value of offsetting benefits (such as the AOI Pension Plan) determined as of the same date.

Any amount paid under the AOI SERP will reduce the enhanced SERP benefit payable under the Executive Contract, dollar for dollar. If a retirement age of 65 is assumed for both the AOI SERP and the enhanced SERP benefit under the Executive Contract, the present value of the accumulated AOI SERP benefit would be $3,276,656 and the present value of the total benefit accumulated under the Executive Contract would be $3,120,725.

Plan Summaries/Provisions

Pension Benefits under Employment Agreement with Brian Harker

As noted above in footnote 7 to the Pension Benefits Table, Mr. Harker’s Executive Contract provides two separate retirement benefits. The first is an annual early retirement benefit equal to 50% of the sum of his base salary and his fiscal year 2007 target annual bonus. The early retirement benefit is payable in monthly installments beginning in the month following his separation from all positions with Alliance One, and ending in the month before his 65th birthday. However, any amounts payable within six months after Mr. Harker’s separation from service will be withheld and paid, with interest, in the seventh month after separation.

The second retirement benefit provided under Mr. Harker’s Executive Contract is a benefit enhancement supplementing the AOI SERP. The enhanced SERP provision provides an annual retirement benefit equal to 50% of Mr. Harker’s compensation. For this purpose, Mr. Harker’s compensation is defined as his base salary as of his termination date, plus the greater of (1) his average target annual bonuses for the fiscal years ending in 2006 and 2007, or (2) his average annual bonuses actually paid for the fiscal years ending in 2006 and 2007. The enhanced SERP benefit is offset by the amounts actually paid to Mr. Harker under the AOI SERP, and by all or a portion of the retirement benefits payable to him under certain other arrangements, including Alliance One’s Pension Plan.

Mr. Harker is fully vested in the enhanced SERP benefit, but the benefit is subject to forfeiture if Mr. Harker violates the non-compete in his Executive Contract. The enhanced SERP benefit is payable in the form of an annuity for the life of Mr. Harker, with monthly payments commencing at age 65 (or actual retirement if later). However, any amounts payable within six months after Mr. Harker’s separation from service will be withheld and paid, with interest, in the seventh month after separation.

If Mr. Harker is married when enhanced SERP benefit payments begin and his spouse survives him, his surviving spouse will receive monthly payments for her life in an amount equal to 50 percent of the monthly payments Mr. Harker was receiving. If Mr. Harker dies before retirement, his surviving spouse will receive a pre-retirement death benefit.

Alliance One International, Inc. Pension Plan

The Alliance One International, Inc. Pension Plan (the “AOI Pension Plan”) is a funded and tax-qualified defined benefit pension plan that provides benefits under a “cash balance” formula. Under this formula, pension benefits are based on the participant’s notional account balance. As of the last day of each calendar year, the participant’s notional account balance is credited with a notional retirement credit equal to a percentage of eligible compensation for the year. The percentage is based on the participant’s age and years of service, as follows:

Age plus Service	Retirement Credit
Under 40	3.5%
40-49	4.0%
50-59	5.0%
60-69	6.0%
70-79	7.0%
80 or more	8.0%

As of March 31, 2007, combined age and credited service for Messrs. Harrison, Cooley, Green, Babb, McDaniel, Harker and Daniels equaled 64, 81, 92, 71, 67, 72 and 72, respectively.

Eligible compensation generally includes all taxable earnings paid in cash plus the participant’s pre-tax 401(k) and cafeteria plan contributions for the year. However, eligible compensation does not include commissions and extra pay for foreign service. In addition, compensation in excess of the applicable IRS limit ($225,000 for calendar year 2007) is ignored.

The participant’s notional account balance is also credited with annual interest credits. The annual interest crediting rate for each calendar year is equal to the average rate paid on One Year Treasury Constant Maturity Bonds for the month of November in the preceding year, plus 1%. The interest crediting rate for calendar year 2007 is 6.01%.

As of March 31, 2007, the AOI Pension Plan covered all full-time, salaried employees of Alliance One and its subsidiaries who have completed 30 days of employment, as well as part-time salaried employees who have completed a year of service. Benefits earned under the AOI Pension Plan vest after five years of service, or upon attaining age 65 while actively employed.

A terminated participant may elect to receive the actuarially equivalent value of his or her vested accrued benefit in the form of a lump sum payment or an immediate or deferred annuity commencing at any time following termination of employment.

The AOI Pension Plan preserves certain early retirement rights for participants whose benefits include benefits earned under pension plans merged into the AOI Pension Plan. These provisions will not have a material affect on benefit payments for any of the Named Executives

AOI Supplemental Executive Retirement Plan

The Alliance One International, Inc. Supplemental Executive Retirement Plan (the “AOI SERP”) was amended and restated on March 30, 2007. The AOI SERP is an unfunded, nonqualified pension plan for selected current and former management employees. The AOI SERP provides an annual retirement benefit equal to 50 percent of the employee’s final average compensation. Benefits payable to an employee under the AOI SERP are offset by all or a portion of the retirement benefits payable to the employee under certain other arrangements, including the Company’s domestic and foreign pension plans, the AOI PEP, social security-type programs of foreign countries, and profit-sharing accounts originally funded by a Company predecessor. AOI SERP benefits are also offset by supplemental retirement benefits payable under the terms of an employment agreement, unless the terms of an employment agreement provides otherwise.

Under the AOI SERP, final average compensation is defined as the average of the three highest fiscal years’ cash compensation during the ten preceding fiscal years. Compensation does not include commissions, extra pay for foreign service, amounts paid as special incentive bonuses in connection with the Merger, or severance benefits. Under the SERP, the employee’s final average compensation is frozen as of March 31, 2007. However, the value of the offsetting benefits is not frozen, and will not be determined until the employee’s termination of employment.

An employee will vest in his full AOI SERP benefit by remaining employed with the Company until the earlier of March 31, 2012, or the date the employee has attained age 60 and the sum of his age and years of service equal at least 80. An employee who terminates before full vesting but after a change in control is entitled to a pro-rated benefit. However, an employee who is terminated for cause will forfeit any benefits otherwise payable under the AOI SERP. Prior to a change in control, an employee’s benefits are also subject to forfeiture if the employee violates the AOI SERP’s non-compete provisions.

The vested AOI SERP benefit is payable in the form of an annuity for the life of the retired employee, with monthly payments commencing at age 65 (or actual retirement if later). However, any amounts payable within six months after the retired employee’s separation from service will be withheld and paid, with interest, in the seventh month after separation.

If the retired employee is married when AOI SERP benefit payments begin and his spouse survives him, his surviving spouse will receive monthly payments for her life in an amount equal to 50 percent of the monthly payments the retired employee was receiving. If a married employee dies before retirement but after satisfying the AOI SERP’s vesting provisions (or after age 50, if earlier), his surviving spouse will receive a pre-retirement death benefit equivalent in value to the 50 percent survivor benefit the spouse would have received if the employee had survived to age 65.

As of March 31, 2007, Messrs. Harrison, Cooley, Green, Harker and Daniels were participants in the AOI SERP. Messrs. Babb and McDaniel were not participants in the AOI SERP.

AOI Pension Equity Plan

The Alliance One International, Inc. Pension Equity Plan (the “AOI PEP”) was amended and restated on March 30, 2007. The AOI PEP is an unfunded, nonqualified pension plan for selected current and former management employees. The AOI PEP provides an annual retirement allowance equal to 1.1% of the employee’s credited service times the employee’s final average compensation. Benefits payable to an employee under the AOI PEP are offset by all or a portion of the retirement benefits payable to the employee under certain other arrangements, including the Company’s domestic and foreign pension plans.

Under the AOI PEP, final average compensation is defined as the highest average of five consecutive fiscal years’ cash compensation during the ten preceding fiscal years. Compensation does not include commissions, extra pay for foreign service, amounts paid as special incentive bonuses in connection with the Merger, or severance benefits. Under the AOI PEP, final average compensation is frozen as of March 31, 2007. However, the value of the offsetting benefits is not frozen, and will not be determined until the employee’s termination of employment.

Credited service is the employee’s total period of service with the Company plus future service the employee would earn if he remained employed with the Company until age 65.

An employee will vest in his full AOI PEP benefit by remaining employed with the Company until the earlier of March 31, 2012, or the AOI PEP normal retirement date. The AOI PEP normal retirement date is the date the employee has attained age 60 and the sum of his age and years of service equal at least 85. If the employee had the title of Senior Vice President or above with DIMON (or one of its predecessors) prior to July 1, 1995, the employee’s AOI PEP normal retirement date is the date the employee has attained age 55 and the sum of his age and years of service equal at least 85. An employee who terminates before full vesting but after a change in control is entitled to a pro-rated benefit. However, an employee who is terminated for cause will forfeit any benefits otherwise payable under the AOI PEP.

An unmarried employee will receive his vested AOI PEP retirement allowance in the form of a life annuity with monthly payments starting on his AOI PEP normal retirement date (or actual retirement if later). If the employee is married, he will begin receiving his vested AOI PEP retirement allowance at the same time but in the form of an actuarially equivalent joint and 50% survivor annuity with the spouse as the contingent annuitant. Any amounts payable within six months after the retired employee’s separation from service will be withheld and paid, with interest, in the seventh month after separation (this provision does not apply to Mr. Green).

If a married employee dies before retirement but after satisfying the AOI PEP’s vesting provisions (or after age 50, if earlier), his surviving spouse will receive a pre-retirement death benefit equal to the survivor benefit the spouse would have received if the employee had survived and started receiving benefits under a joint and 50% survivor annuity.

As of March 31, 2007, Messrs. Cooley, Green and Daniels were participants in the AOI PEP. Messrs. Harrison, Babb, McDaniel and Harker were not participants in the AOI PEP.

Standard Commercial Corporation Supplemental Retirement Plan

The Standard Commercial Corporation Supplemental Retirement Plan (the “SCC SERP”) provided benefits that would otherwise have been provided under Standard Commercial’s tax-qualified pension plan but for Internal Revenue Code limitations on amounts which could be paid out of a tax-qualified plan. Benefits under the SCC SERP were frozen as of December 31, 2005.

As of March 31, 2007, Messrs. Harrison and Babb were participants in the SCC SERP. Messrs. Cooley, Green, McDaniel, Harker and Daniels were not participants in the SCC SERP.

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

as of March 31, 2007

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (1)
Equity Compensation Plans Approved by Security Holders	2,798,831	6.94	1,768,724

Equity Compensation Plans Not Approved by Security Holders	0	Not Applicable	0

Total	2,798,831	6.94	1,768,724

(1)	The 2003 Incentive Plan allows for certain of these shares to be issued in the form of restricted stock grants. Further, the Number of Securities Remaining Available for Future Issuance as set forth in this column (c) will increase by the Number of Securities to be Issued (as reflected in column (a)) which are associated with options, rights and warrants that are forfeited from time to time.

Potential Payments Upon Termination or Change-in-Control

The following table presents the information on certain potential payments and benefits the Named Executives other than Mr. Green and Mr. Daniels would be entitled to receive on account of their termination of employment, assuming that their employment terminated on March 31, 2007 under the listed scenarios. Mr. Green and Mr. Daniels terminated employment on March 31, 2007 and June 30, 2006, respectively, and the table shows the values of their termination benefits as of their respective termination dates.

The table includes the value of termination benefits payable under employment and change-in-control agreements, nonvested equity awards, the AOI SERP, the AOI PEP, the SCC SERP, deferred compensation agreements, and split-dollar life insurance plans. Except as specifically noted, the table does not include the value of benefits payable under the Alliance One International, Inc. Pension Plan or group insurance programs, or benefits that might be realized upon the Named Executive’s exercise of equity awards that were vested as of March 31, 2007.

		Termination Scenario
Name	Benefit	Voluntary Termination without Good Reason	Disabilty	Death	Termination following Change-in- Control (1)	Involuntary Termination with Cause	Involuntary Termination without Cause(2)
Robert E. Harrison(9)	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	$2,756,250	n/a	$2,296,875
	Stock Options (4)	n/a	$677,845	$677,845	$677,845	n/a	$677,845
	Restricted Stock (4)	n/a	$1,803,247	$1,803,247	$1,803,247	n/a	$1,803,247
	AOI SERP (5)	n/a	n/a	$705,056	$1,402,759	n/a	$1,402,759
	SCC SERP (5)	$272,804	$272,804	$371,703	$272,804	$272,804	$272,804
	Welfare Benefits (6)	n/a	n/a	n/a	$44,000	n/a	n/a

		$272,804	$2,753,896	$3,557,851	$6,956,905	$272,804	$6,453,530

James A. Cooley	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	$957,000	n/a	n/a
	Stock Options (4)	n/a	n/a	n/a	$325,925	n/a	n/a
	Restricted Stock (4)	n/a	$530,725	$530,725	$530,725	n/a	n/a
	AOI PEP (5)	n/a	n/a	$419,987	$821,579	n/a	$821,579
	AOI SERP (5)	n/a	n/a	$235,849	$455,156	n/a	$455,156
	Split-Dollar Life Insurance (7)	$117,915	$117,915	n/a	$117,915	n/a	$117,915
	Welfare Benefits (6)	n/a	n/a	n/a	$29,170	n/a	n/a

		$117,915	$648,640	$1,186,561	$3,237,470	$0	$1,394,650

H. Peyton Green, III (10)	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	n/a	n/a	$445,385
	Executive Contract Supplemental Retirement (11)	n/a	n/a	n/a	n/a	n/a	$297,474
	Stock Options (4)	n/a	n/a	n/a	n/a	n/a	$219,600
	Restricted Stock (4)	n/a	n/a	n/a	n/a	n/a	$299,975
	AOI PEP (5)	n/a	n/a	n/a	n/a	n/a	$1,211,588
	Dibrell Deferred Compensation (10)	n/a	n/a	n/a	n/a	n/a	$56,812
	Split-Dollar Life Insurance (7)	n/a	n/a	n/a	n/a	n/a	$112,038
	Welfare Benefits (8)	n/a	n/a	n/a	n/a	n/a	$203,089

		n/a	n/a	n/a	n/a	n/a	$2,845,961

Henry C. Babb	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	$824,180	n/a	n/a
	Stock Options (4)	n/a	n/a	n/a	$146,355	n/a	n/a
	Restricted Stock (4)	n/a	$216,619	$216,619	$216,619	n/a	n/a
	SCC SERP (5)	$79,899	$79,899	$53,883	$79,899	$79,899	$79,900
	Welfare Benefits (6)	n/a	n/a	n/a	$29,170	n/a	n/a

		$79,899	$296,518	$270,502	$1,296,223	$79,899	$79,900

Michael K. McDaniel	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	$551,000	n/a	n/a
	Stock Options (4)	n/a	n/a	n/a	$146,355	n/a	n/a
	Restricted Stock (4)	n/a	$183,723	$183,723	$183,723	n/a	n/a
	Welfare Benefits (6)	n/a	n/a	n/a	$29,170	n/a	n/a

		$0	$183,723	$183,723	$910,248	$0	$0

Brian J. Harker (11)	Executive Contract Supplemental Retirement (12)	$6,397,381	$6,397,381	$492,658	$3,120,725	n/a	$3,120,725
	Severance or Salary Continuation Payments (3)	n/a	$229,167	n/a	n/a	n/a	n/a
	Stock Options (4)	$841,575	$841,575	$841,575	$841,575	n/a	$841,575
	Restricted Stock (4)	$1,938,300	$1,938,300	$1,938,300	$1,938,300	n/a	$1,938,300
	AOI SERP (5)	n/a	n/a	$2,282,637	$3,276,656	n/a	$3,276,656
	Split-Dollar Life Insurance (7)	$231,332	$231,332	n/a	$231,332	n/a	$231,332
	Welfare Benefits (8)	$190,723	$190,723	$190,723	$190,723	n/a	$190,723

		$9,599,311	$9,828,478	$5,745,893	$9,599,311	$0	$9,599,311

Steven B. Daniels(12)	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	$1,193,082	n/a	n/a
	Stock Options (4)	n/a	n/a	n/a	$77,200	n/a	n/a
	Restricted Stock (4)	n/a	n/a	n/a	$255,300	n/a	n/a
	AOI SERP (5)	n/a	n/a	n/a	$155,548	n/a	n/a
	AOI PEP (5)	n/a	n/a	n/a	$1,170,699	n/a	n/a
	Split-Dollar Life Insurance (7)	n/a	n/a	n/a	$111,822	n/a	n/a
	Welfare Benefits (6)	n/a	n/a	n/a	$29,170	n/a	n/a

		n/a	n/a	n/a	$2,992,821	n/a	n/a

(1)	Amounts shown in this column represent benefits payable in the event of the Named Executive’s termination following a change in control, provided that the termination is either a voluntary termination by the Named Executive for good reason, or an involuntary termination by Alliance One without cause. For Mr. Harrison, the amounts in this column also reflect payments that would be made upon voluntary termination for good reason in the absence of a change in control.

(2)	Amounts shown in this column reflect benefits payable in the absence of a change in control.
(3)	The single sum severance benefits shown for Messrs. Harrison, Cooley, Babb and McDaniel are based on multiples of their base salary in effect on March 31, 2007, and their target annual bonus for fiscal year 2007. Note that the 2005 merger of DIMON and Standard Commercial is not considered a change in control for purposes of determining Mr. Harrison’s severance or salary continuation benefits under his employment agreement.

For Messrs. Cooley, Babb and McDaniel, the 2005 merger of DIMON and Standard Commercial is considered a change in control for purposes of determining their severance or salary continuation benefits under their 2004 change in control agreements. Accordingly, a single sum severance benefit would be payable under those agreements if they voluntarily terminated with good reason or they were terminated without cause on March 31, 2007.

For Mr. Harker, if he had terminated due to disability as of March 31, 2007, he would have been entitled to salary continuation through August 30, 2007.

(4)	With the exception of Mr. Daniels, stock option and restricted stock values are estimated based on the closing price of Alliance One stock on March 31, 2007. For Mr. Daniels, values are estimated based on the closing price of Alliance One stock on June 30, 2006. Upon death or disability of the Named Executive, all equity awards become immediately vested in accordance with the provisions of the grant agreements. Note that upon the Named Executive’s termination of employment (other than a for cause termination by Alliance One) after satisfying the eligibility requirements for retirement under the Alliance One Pension Plan, all shares of restricted stock become immediately vested.
(5)	Values reflect the present value of the accumulated benefit obligation for the applicable Named Executive. Present values were determined using the same assumptions as described in the “Pension Benefits Table.” Benefits under the AOI SERP, AOI PEP and SCC SERP are payable only in the form of an annuity, as described above in the paragraphs entitled “AOI Supplemental Executive Retirement Plan (SERP),” “AOI Pension Equity Plan (PEP)” and “Standard Commercial Corporation Supplemental Retirement Plan (SCC SERP).”
(6)	Amounts shown for welfare benefits for Messrs. Harrison, Cooley, Babb, McDaniel and Daniels reflect the value of Alliance One’s obligation to provide post-termination coverage under Alliance One’s employee welfare benefit plans, to the extent such coverage is not made available generally to all salaried employees on a nondiscriminatory basis, valued using current COBRA rates.
(7)	The amounts shown reflect the estimated present value of continued participation in the split dollar life insurance arrangement following termination of employment. The estimated present value is based on the difference between (a) the projected amount of total premiums Alliance One will have paid over the term of the split dollar agreement, and (b) the present value as of March 31, 2007, with the exception of Mr. Daniels, which reflects present value as of June 30, 2006 (assuming a discount rate of 5.9%) of the amount Alliance One expects to receive out of the policy cash value at maturity. Alliance One’s projected premiums have been calculated based on projected term costs. The estimates assume that Alliance One does not exercise any available rights to take out policy loans.
(8)	Messrs. Green and Harker are entitled to special lifetime health care benefits under their employment agreements. The welfare benefit amounts shown in the table above for Messrs. Green and Harker reflect the estimated present value of Alliance One’s obligation to provide post-termination coverage under Alliance One’s medical plan for salaried employees, to the extent such coverage is not made available generally to all salaried employees on a nondiscriminatory basis.
(9)	Mr. Harrison’s employment agreement contains special rules that apply if retirement, severance and other benefits payable to Mr. Harrison are “parachute payments” within the meaning of Section 280G of the Internal Revenue Code. If the total parachute payments would be less than 110% of the amount that would cause Mr. Harrison to incur an excise tax liability under Section 4999 of the Internal Revenue Code, his benefits are reduced to the maximum amount that can be paid without triggering such excise tax liability. If the total parachute payments exceed 110% of the amount that would cause Mr. Harrison to incur an excise tax liability under Section 4999, his benefits will not be reduced and Alliance One will be obligated to pay Mr. Harrison an additional amount so that the total benefits he receives after payment of Section 4999 excise taxes will be equal in value to the benefits he would have received if the excise tax had not been imposed.
(10)	The amounts shown in the table above for Mr. Green reflect the present values of benefits offered to him in connection with his termination of employment on March 31, 2007, as well as the present values of Mr. Green’s retirement benefit under the AOI PEP, his termination benefit under the Dibrell deferred compensation agreements and continued participation in a split dollar life insurance arrangement.
(11)

Mr. Harker’s employment agreement contains special rules that apply if retirement, severance and other benefits payable to Mr. Harker are “parachute payments” within the meaning of Section 280G of the Internal Revenue Code. The provisions are substantially the same as those applicable to Mr. Harrison, as described above in footnote 9. However, Mr. Harker will be retiring after the Board meeting in August 2007, and consequently it is unlikely that the parachute payment provisions will ever be applicable to him. Note that the benefits reflected in the Executive Contract Supplemental Retirement row are the supplemental pension benefits payable under Mr. Harker’s employment agreement, as described in the narrative accompanying the “Pension Benefits Table.”

(12)	The amounts shown in the table above for Mr. Daniels reflect the actual values of benefits payable to him on account of his termination of employment on June 30, 2006

Employment Agreements

In connection with the Merger, Alliance One entered into an employment agreement with Robert E. Harrison to serve as President and Chief Operating Officer of Alliance One, which agreement became effective as of the closing date of the Merger. As announced on December 14, 2006, reflecting the successful completion of the merger integration process, the Board of Directors confirmed the appointment of Mr. Harrison as Chief Executive Officer as of January 1, 2007.

Pursuant to the employment agreement, the Company is obligated to continue compensation and benefits to Mr. Harrison for the scheduled term of the agreement. If the employment agreement is terminated by Mr. Harrison without “good reason,” the Company is generally obligated to pay compensation and benefits only to the date of termination. “Good reason” is defined to include a breach of the agreement, a diminution or change in the Executive’s title, duties, or authority, or a relocation of the Company’s principal offices. If Mr. Harrison’s employment is terminated without Cause or he resigns for Good Reason, he will be entitled to receive a multiple of his annual base salary and target bonus amount in severance, accelerated vesting of equity, and continued participation in Alliance One’s welfare plans.

Also, in connection with the Merger, Alliance One entered into a new employment agreement with Brian J. Harker effective as of the closing date of the Merger. The employment agreement provided that Mr. Harker will serve as Alliance One’s Chief Executive Officer through March 31, 2007, and as Chairman of the Board of Directors through the 2007 annual meeting of shareholders. As announced on December 14, 2006, reflecting the successful completion of the Merger integration process, Mr. Harker retired as Chief Executive Officer of the Corporation effective December 31, 2006. Mr. Harker will continue to serve as Chairman of the Board until the Company’s annual shareholder meeting in August 2007.

Both agreements also contain a world-wide non-competition provision for three years following termination of employment other than by the Company without Cause or by Mr. Harrison or Mr. Harker with Good Reason. In addition, both will be subject to a prohibition on solicitation of Alliance One’s employees, customers and vendors for a period of one year after such termination.

Mr. Babb also has an employment agreement with the Company that contains provisions relating to termination, disability, death, and changes-in-control of the Company. A “change-in-control” is generally deemed to occur when (i) a person or group acquires beneficial ownership of 30% or more of the Common Stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and cease for any reason to constitute a majority of the Board; or (iii) the shareholders approve a liquidation or sale of substantially all of the assets of the Company or certain merger and consolidation transactions.

Each Named Executive also participates in various benefit and pension programs (as discussed under the “Pension Benefits” section). In the event that a participant’s employment with the Company is terminated within two years of a “change-in-control” of the Company other than for death, disability or cause, or a participant terminates his employment during such period for “good reason,” the participant becomes 100% vested in his retirement benefits and is entitled to receive a either a lump-sum amount or annual installment payments as defined under the plan. A “change-in-control” shall generally occur under the same circumstances as described above.

Change-in-Control Agreements; Termination of Change-in-Control Window following Merger

In considering the Merger, DIMON and Standard Commercial’s board of directors determined that it was essential that Alliance One be managed and operated efficiently and effectively through the Merger and the subsequent integration of the two companies. To provide an incentive for certain key executive officers to remain in Alliance One’s employ through the Merger and post-Merger integration process, immediately prior to the execution of the Merger Agreement, DIMON entered into change-in-control agreements with Messrs. Cooley and Daniels and other members of Alliance One’s management team.

Such change-in-control agreements provide that if such individuals’ employment is terminated by Alliance One without cause or if such individual resigns for good reason within the 24 month period immediately following a change-in-control, he shall be entitled to receive:

•	a one-time payment equal to two times the sum of his annual base salary plus the greater of his target or actual bonus;

•	full compensation through the date of termination, including pro-rated annual incentive bonus equal to the greater of his target or actual bonus for the partial year; and

•	continued welfare benefits for 24 months following the date of termination.

In addition, all unvested options to purchase Alliance One common stock with an exercise price less than the common stock’s fair market value and restricted stock awards owned by such employees will automatically vest and become exercisable. Options with an exercise price greater than the common stock’s fair market value will be canceled. The amounts payable to such executives are subject to reduction in order to avoid excise tax liability pursuant to Section 280G of the Internal Revenue Code.

The Company maintains similar change-in-control agreements with other members of management; however, those agreements provide for benefits based on either 2.0 or 1.0 times annual base salary, and the greater of target or actual bonus compensation and 24 or 12 months of welfare benefits continuation.

On May 13, 2007, the two-year change-in-control window surrounding the merger of Standard Commercial and DIMON expired. As a result, the Merger is no longer a qualifying change-in-control event under the Named Executives’ employment agreements or change-in-control agreements; however, the change-in-control provisions of such agreements remain in effect with respect to a future change-in-control event.

PROPOSAL THREE

APPROVAL OF THE ALLIANCE ONE INTERNATIONAL, INC.

2007 INCENTIVE PLAN

The Board of Directors recommends that shareholders approve the Alliance One International, Inc. 2007 Incentive Plan (the “2007 Plan”).

Based upon the recommendation of the Executive Compensation Committee, the Board of Directors unanimously adopted the 2007 Plan, subject to shareholder approval at the annual meeting. The Board believes that long-term, predominantly equity-based incentives remain critical to attracting, motivating, and retaining the level of talent needed to successfully manage the Company and create shareholder value.

As with the Company’s prior equity compensation plans, the 2007 Plan is an “omnibus” plan that provides the flexibility to grant a variety of equity awards; including stock options, stock appreciation rights, stock awards, stock units, performance awards and incentive awards. A maximum of 5,000,000 shares may be issued under the 2007 Plan. Upon approval of the 2007 Plan, no further grants will be made under the 2003 Incentive Plan.

In addition to providing the needed flexibility to continue awarding market-competitive and shareholder-aligned long-term incentive compensation opportunities to key talent throughout the world, the 2007 Plan has been updated to reflect prevailing market practices and many institutional shareholder considerations, including:

•	Prohibiting any form of re-pricing without shareholder approval

•	Prohibiting the granting of discounted stock options

•	Requiring a minimum vesting period of three years on service-based awards

•	Requiring a minimum performance period of one year on performance awards

•	Prohibiting an increase in the available shares for shares tendered to exercise an option or to pay taxes.

The following is a summary of the 2007 Plan. The full text of the 2007 Plan is attached as Appendix B to this proxy statement, and the following summary is qualified in its entirety by reference to the 2007 Plan.

Plan Administration

The Executive Compensation Committee (the “Committee”) will select the individuals who participate in the 2007 Plan, will determine the level of participation of each participant and will approve the terms and conditions of all awards. Each member of the Committee will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and an “outside director” within the meaning of Section 162(m) of the Code. The Committee will have the discretionary authority to interpret the 2007 Plan, to prescribe, amend and rescind rules and regulations relating to the 2007 Plan, and to make all other determinations necessary or advisable for the administration of the 2007 Plan. Awards under the 2007 Plan that are made to non-employee Directors will be subject to the final approval of the full Board.

Share Authorization

A maximum of 5,000,000 shares are reserved for issuance pursuant to awards under the 2007 Plan.

Shares delivered under the 2007 Plan will be authorized but unissued shares of Company common stock. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will be available for future awards under the 2007 Plan. In addition, awards settled in cash will not be counted against the maximum share reserve under the 2007 Plan.

The 2007 Plan does not contain “liberal share counting” provisions. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price of an option or the tax withholding upon exercise or payment of an award will not be added to the number of shares available for issuance under the 2007 Plan. The maximum number of shares that may be issued under the 2007 Plan will be adjusted to reflect stock dividends, stock splits, share consolidations or other changes in the Company’s capitalization. In that event similar changes will be made in the individual grant limitations (described below) and the terms of outstanding awards.

Eligibility and Participation

All full-time employees of the Company and its affiliates, as well as the Company’s non-employee Directors, will be eligible to participate in the 2007 Plan. The Committee (or as to non-employee Directors, the Board) determines who will be granted awards, the number of shares subject to such grants and all other terms of awards.

Types of Plan Awards

The 2007 Plan provides for the grant of various forms of equity and equity-based incentives. The types of awards that may be issued under the 2007 Plan are described below.

Stock Options

Stock options granted under the 2007 Plan may be either nonqualified stock options or incentive stock options qualifying under Section 422 of the Code. No individual may be granted options in any calendar year for more than 400,000 shares of Company common stock. The exercise price of an option granted under the 2007 Plan may not be less than the fair market value of the Company’s common stock on the date the option is granted. The exercise price may be payable in cash, by the surrender of shares of Company common stock (including attestation), through a broker-assisted cashless exercise or as otherwise permitted by the Committee.

The Committee determines the terms of each stock option at the time of the grant including the vesting requirements and the effect of termination of service of a participant. The Committee has discretion to prescribe an option term of up to ten years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Compensation Options (other than options granted to non-employee Directors), that vest or become exercisable solely on the basis of continued service cannot be fully vested before the third anniversary of the grant. The Committee may accelerate the vesting of options, in whole or in part, on account of a change in control or termination of service.

Stock Appreciation Rights

A stock appreciation right (or SAR) entitles the participant, upon exercise, to receive a payment equal to the excess of the fair market value of a share of Company common stock on the date of exercise over the base price of the SAR, multiplied by the applicable number of shares of common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Company common stock on the date of grant. No individual may be granted SARs in any calendar year with respect to more than 400,000 shares of Company common stock.

The Committee determines the terms of each SAR at the time of the grant including the vesting requirements and the effect of termination of service of a participant. The Committee has discretion to provide that SARs will have a term of up to ten years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. SARs (other than SARs granted to non-employee Directors), that vest or become exercisable solely on the basis of continued service cannot be fully vested before the third anniversary of the grant. The Committee may accelerate the vesting of SARs, in whole or in part, on account of a change in control or termination of service. SARs may be payable in cash or in shares of Company common stock or in a combination of both.

Stock Awards and Stock Units

A stock award is shares of Company common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Stock awards (other than stock awards granted to non-employee Directors), that vest and become transferable based solely on continued service cannot become fully vested and transferable before the third anniversary of the grant. The vesting period for other stock awards must be at least one year. The Committee may provide that stock awards will vest and become transferable, in whole or in part, upon a change in control or termination of service. Subject to the transfer restrictions and vesting requirements of the award, the participant will have all of the rights of a Company shareholder, including all voting and dividend rights, during the restriction period. No individual may receive stock awards in any calendar year for more than 150,000 shares of Company common stock.

A stock unit award represents the participant’s right to receive a payment based on the value of a share of Company common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. Stock units (other than stock units granted to non-employee Directors), that vest based solely on continued service cannot become fully vested before the third anniversary of the grant. The vesting period for other stock units must be at least one year. The Committee may provide that stock units will vest, in whole or in part, upon a change in control or termination of service. Stock units are payable in cash or in shares of Company common stock or in a combination of both. Stock units may be granted with related dividend equivalent rights but a participant does not have any rights as a shareholder under a stock unit award. No individual may be awarded more than 150,000 stock units in any calendar year.

Performance Shares

A performance share represents the participant’s right to receive a share of stock (or its cash equivalent) conditioned on the attainment of specified business performance goals established by the Committee. The period in which the performance goals are measured must be at least one year. The Committee may provide that performance shares will be earned, in whole or in part, upon a change in control or termination of service. No individual may be granted more than 150,000 performance shares in any calendar year.

Incentive Awards

An incentive award represents a participant’s right to receive a benefit (payable in cash or stock) conditioned on the attainment of specified business goals established by the Committee. The period in which the performance goals are measured must be at least one year. The Committee may provide that incentive awards are earned, in whole or in part, upon a change in control or termination of service. No individual may receive an incentive award payment in any calendar year that exceeds $2,000,000 (if the performance period was one year) or the product of (i) $125,000 times (ii) the number of months in the performance period (for incentive awards with a performance period longer than one year). Incentive awards are payable in cash or in shares of Company common stock or in a combination of both.

Code Section 162(m)

For any stock award, stock units, performance shares or incentive award that is intended to qualify as “performance-based compensation,” within the meaning of Section 162(m), the committee shall establish performance goals with reference to one or more of the following:

•	Revenue

•	Gross Profit

•	Operating Income

•	Operating Ratio

•	EBITDA

•	EBIT

•	Net Income

•	Return on Equity

•	Return on Assets

•	Return on Capital

•	Return on Investment

•	Economic Profit

•	Operating Cycle

•	Cash Flow

•	Debt Reduction

•	Earnings per Share

•	Total Shareholder Return

•	Stock Price

Performance goals may be established on a Company-wide basis or with respect to one or more business units or Affiliates and may be expressed in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the committee may exclude any or all extraordinary items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

Transferability

Unless the Committee provides otherwise, all awards granted under the 2007 Plan are nontransferable except by will or the laws of descent and distribution. The Committee may allow the transfer of options (other than incentive stock options), SARs, performance shares and incentive awards to the participant’s children, grandchildren, spouse, a trust benefiting those family members or a partnership in which those family members are the only partners.

Term, Amendment and Termination

The 2007 Plan will have a term of ten years, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the 2007 Plan. However, no amendment will be effective without the approval of shareholders if shareholder approval is required by applicable law or the listing requirements of the exchange on which the Company common stock is listed for trading. For example, an amendment or modification that would constitute an option repricing will not be effective unless it is approved by shareholders. No amendment or modification of the 2007 Plan may adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Change in Control

The 2007 Plan provides that outstanding awards may become exercisable, vested or earned, in whole or in part, upon a change in control (as defined in the 2007 Plan). The 2007 Plan also provides that the Committee, without obtaining the consent of participants, may take certain actions with respect to outstanding awards upon a change in control. For example, the Committee may provide for outstanding awards to be replaced with substitute awards issued or granted by the surviving corporation. Alternatively, the Committee may provide for the cancellation of outstanding awards in exchange for a payment based on the per share consideration received by the Company’s shareholders in the control change transaction (or the excess of that value over the option price or base value in the case of options and SARs). Finally, the Committee may prescribe that outstanding options and SARs, to the extent that they are exercisable on or before the change in control, will be cancelled if they are not exercised on or before the completion of the change in control.

The 2007 Plan further provides that the benefits or amounts payable under awards will be reduced to avoid parachute payment excise taxes unless the participant will receive greater after-tax benefits by receiving all of his awards and paying the excise tax. This limitation will not apply, however, if the award agreement or another agreement provides that the Company will indemnify the participant from any parachute excise tax liability.

New Plan Benefits

The Company cannot estimate or determine the awards that will be made under the 2007 Plan because awards will be determined in the discretion of the Committee (and subject to final approval of the full Board in the case of awards to non-employee Directors). For the same reason, the Company cannot describe the awards that would have been made under the 2007 Plan during the prior fiscal year if the 2007 Plan had been in effect for that year.

Federal Income Taxes

The Company has been advised by counsel regarding the federal income tax consequences of the 2007 Plan. No income is recognized by a participant at the time an option is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the option. Income is recognized by a participant when the participant disposes of the shares acquired upon the exercise of an incentive stock option.

The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize ordinary income. The ordinary income recognized by the participant is the difference between the shares’ fair market value on the date of exercise and the option price.

No income is recognized upon the grant of an SAR. The exercise of an SAR is generally a taxable event. A participant generally recognizes ordinary income equal to any cash that is paid and the fair market value of any shares of Company common stock received in settlement of the SAR.

A participant will recognize ordinary income on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the Company common stock on that date, less any amount that the participant paid for the shares.

No income is recognized on account of the grant of stock units, performance shares or an incentive award. A participant will recognize income on account of the settlement of the stock units, performance shares or incentive award. A participant will recognize income equal to any cash that is paid and the fair market value of Company common stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that are received in settlement of the award.

The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR, the vesting of a stock award and the settlement of stock units, performance shares and incentive awards. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of common stock acquired upon the exercise of an incentive stock option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE 2007 INCENTIVE PLAN.

OTHER MATTERS

On this date, the Company is not aware of any matters to be presented for action at the meeting other than as stated in this notice. However, if any other matters requiring a vote of shareholders are properly presented at the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

The annual report, including consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2007, is being mailed to shareholders with this proxy statement on or around July 13, 2007.

By Order of the Board of Directors:

Henry C. Babb
Secretary

APPENDIX A

ALLIANCE ONE INTERNATIONAL, INC.

AUDIT COMMITTEE

Charter and Mandates

PURPOSE

The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Alliance One International, Inc. (“Alliance One”) is to assist the Board in fulfilling its oversight responsibilities with respect to the integrity of the financial statements of the company, the company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, and the performance of the company’s internal audit function and independent auditors. Further, the Committee is charged with preparing the report of the Audit Committee to be included in the Company’s annual proxy statement.

AUTHORITY

The Committee is formed by Board Resolution pursuant to Article VI Section 2 of the Bylaws. Changes to the Committee’s Charter and Mandates must also be made by Board Resolution. The Committee will act only as a committee, with individual members possessing no power to act on their own.

The Committee shall be given the resources and authority to conduct investigations into any matters within the scope of its responsibilities. The Committee shall have the authority to call before it management and other employees of Alliance One involved in financial or internal control matters. Further, the Committee shall have the authority and resources necessary to engage financial and internal control experts, including independent public accountants other than Alliance One’s independent auditor, counsel, including counsel other than Alliance One’s regular counsel, and other consultants as it deems reasonably necessary to assist it in carrying out its responsibilities. The Committee shall also be provided with the funding for ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

MEMBERSHIP CRITERIA

The Committee shall be composed of not less than three members of the Board. All members of the Committee shall meet the requirements of the New York Stock Exchange (“NYSE”), the SEC and any other applicable legal or regulatory requirement concerning (1) independence (including restrictions concerning employment relationships, business relationships, family relationship, and cross compensation committee links), and (2) financial literacy. Further, at least one member of the committee shall have the accounting or related financial management expertise to be considered a financial expert.

Determination that a director meets the financial literacy and/or financial expert requirements for audit committee service will be made by the Board in its business judgment. In making such determinations, the Board will consider the financial expert qualifications set forth in SEC Release 33-8177 and related pronouncements.

A-(i)

APPOINTMENT OF MEMBERS AND CHAIRMAN

The Board of Directors will appoint both the members and the Chairman of the Committee. The appointments will be made at each Annual Meeting of the Board or when successors are required.

If an Audit Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of the director to effectively serve on the Company’s Audit Committee and disclose such determination in the annual proxy statement.

REMOVAL OF MEMBERS AND CHAIRMAN

In accordance with Article VI Section 7 of the Bylaws, any member of the Committee, including the Chairman, may be removed by majority vote of the Directors then in office.

VACANCIES

In accordance with Article VI Section 8 of the Bylaws, any vacancy may be filled by majority vote of the Directors then in office.

MEETINGS

Frequency – To perform its oversight function, the Committee shall meet at least four times annually or more frequently as circumstances dictate. The Committee shall meet separately periodically in executive session with each of the independent auditor, the internal auditor and management. The Committee shall meet privately as a committee as necessary to discuss any matters that the Committee believes should be discussed without the presence of management.

Notice – In accordance with Article V Section 6 of the Bylaws, notice of Committee meetings will be provided at least 24 hours in advance of the meeting. Meetings may be held at any time without notice if the members waive the notice requirement by attendance at the meeting or otherwise.

Forum – The Committee may meet in person, by telephone, or by other communication’s facility.

Quorum – A quorum shall consist of a majority of the Committee members. Action by a majority of the members shall constitute action by the Committee.

Chairman – In the absence of the Chairman, the Committee will designate by majority vote of the members present another member to serve as Acting Chairman of the meeting.

REPORTING

Minutes of each meeting shall be prepared and distributed to the Committee. The Committee shall report on each of its proceedings to the Board at the next regular meeting of the Board.

MINUTES

The Secretary of the Company, or his designate, will keep minutes of all Committee meetings.

A-(ii)

MANDATES

To fulfill its purpose, the committee shall have the following basic duties and such other activities the Committee deems necessary:

Financial Reporting

•

Management and the independent auditor shall review with the Committee the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K). This review will include the company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

•

The Committee shall review and consider with the independent auditor the matters required to be communicated to the Committee by Statement of Auditing Standards (“SAS”) No. 61 “Communication with Audit Committees” (as it may be modified or supplemented) including matters related to the conduct of the audit.

•

The Committee shall review and discuss with management and the independent auditor any significant accounting matters that arise on an interim basis as well as the unaudited financial statements to be included in the Company’s Quarterly Report on Form 10-Q. This review will include the company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

•

The committee will review with the independent auditor 1) all critical accounting policies and practices used, including any significant changes in accounting principles, 2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramification of such treatment, and the treatment preferred by the independent auditor, and 3) other material communications between the independent auditor and management such as the management letter and any accounting adjustments proposed.

•

The Committee shall review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Independent Auditor

The Committee shall be guided by the premise that the independent auditors are ultimately accountable to the Committee. The Committee is directly responsible for selecting, overseeing and evaluating, compensating and, where appropriate, replacing the independent auditor.

•

The Committee shall pre-approve all audit engagement fees and terms as well as all statutory engagements performed by any audit firm and all permissible non-audit services to be provided by the independent auditors.

•	The Committee shall evaluate the independent auditors qualifications, performance and independence. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report from the independent auditor describing the firm’s internal quality control procedures; any material issues raised by the firm’s

A-(iii)

most recent quality control review or peer review of the firm or an inquiry or investigation by any governmental or professional authority in the preceding five years with respect to any audit carried out by the firm, and any actions taken by the firm to handle any such issues raised.

•	obtain and review a report from the independent auditor delineating all relationships between the independent auditor and Alliance One .

•	assess if the performance of permissible non-audit services is compatible with their independence.

•	review and evaluate the lead partner of the independent auditor and ensure that rotation of the independent auditors’ partners satisfies regulatory requirements.

•	The Committee shall set clear hiring policies for employees or former employees of the independent auditors.

Internal Audit

•

The Committee shall review annually the scope of activities, staffing, results and effectiveness of the Company’s Internal Audit function and advise management of such changes to the Internal Audit function as the Committee deems appropriate.

•

Further, the Committee shall review periodically the qualifications of the Internal Audit function and concur in the appointment, replacement, reassignment or dismissal of Alliance One’s Chief Audit Executive. The Committee shall review the Internal Audit function as to its independence and authority of its reporting obligations.

•	The Committee shall also review the department’s annual audit plan and the results of the audits and obtain explanations for any significant deviations from the original plan.

Internal Control and Risk Management Matters

•

Management, the independent auditor and the Company’s internal auditors shall review with the Committee the adequacy and effectiveness of the accounting and financial controls of the Corporation. The Committee shall elicit recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•

Management, the independent auditor and the Company’s internal auditors shall discuss with the Committee significant financial risks or exposures. Further, the Committee will discuss policies with management with respect to risk assessment and risk management and shall assess the steps management has taken to minimize such risks to the Company.

•

The independent auditor and internal auditors shall review with the Committee any significant findings and recommendations together with management’s response. The Committee shall satisfy itself that management has taken any necessary corrective actions on a timely basis.

A-(iv)

Compliance

•

Management shall review with the Committee the effectiveness of the Company’s system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any instances of noncompliance.

•	Management, general counsel, and the tax director shall periodically update the Committee regarding compliance with laws and regulations.

•	The Committee shall be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

•	The Committee shall review the findings of any examinations by regulatory agencies.

•	Management shall review with the Committee the code of conduct and the plan to ensure that all employees are aware of it, as well as the program for monitoring compliance.

•	The Committee shall periodically obtain updates from management and the Company’s general counsel regarding compliance with the Company’s code of conduct.

•

The Committee will establish procedures covering the receipt, retention and treatment of complaints received by the company regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing concerns.

•	The Committee shall review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements.

•	The internal auditor shall review with the Committee the Executive Officers’ expense accounts and use of corporate assets.

Other Responsibilities

•	The Committee will meet periodically in separate executive sessions with management, the internal auditors and the independent auditors.

•

The Committee will report to the full board any issues that arise with respect to the quality and integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the performance of the independent auditors and the performance of the internal auditors.

•	The Committee shall perform a review and evaluation of the Committee’s own performance.

•	The Committee shall annually review the provisions of this Charter and recommend to the Corporate Governance & Nominating Committee any appropriate changes.

•	The Charter as revised periodically will be published on the Company’s public website.

A-(v)

CONSISTENCY WITH ARTICLES OF INCORPORATION, BYLAWS

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Articles of Incorporation or the Bylaws of the Corporation, the Articles of Incorporation or the Bylaws, as appropriate, shall fully control.

February 16, 2006

A-(vi)

APPENDIX B

Alliance One International, Inc.

2007 INCENTIVE PLAN

B-(i)

6.05.	Transferable Options and SARs.	B-7
6.06.	Exercise.	B-7
6.07.	Payment of Option Price.	B-7
6.08.	Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR.	B-7
6.09.	Shareholder Rights.	B-8
6.10.	Termination of Employment; Change in Control	B-8

ARTICLE VII STOCK AND STOCK UNIT AWARDS		B-8

7.01.	Award	B-8
7.02.	Vesting.	B-8
7.03.	Shareholder Rights.	B-8
7.04.	Termination of Employment; Change in Control	B-9

ARTICLE VIII PERFORMANCE SHARE AWARDS		B-9

8.01.	Award	B-9
8.02.	Earning the Award.	B-9
8.03.	Issuance of Shares.	B-9
8.04.	Settlement in Cash	B-9
8.05.	Shareholder Rights.	B-10
8.06.	Nontransferability	B-10
8.07.	Transferable Performance Shares	B-10
8.08.	Termination of Employment; Change in Control	B-10

ARTICLE IX INCENTIVE AWARDS		B-10

9.01.	Award	B-10
9.02.	Terms and Conditions.	B-11
9.03.	Nontransferability	B-11
9.04.	Transferable Incentive Awards.	B-11
9.05.	Issuance of Shares.	B-11
9.06.	Settlement in Cash	B-11
9.07.	Shareholder Rights.	B-11
9.08.	Termination of Employment; Change in Control	B-12

ARTICLE X CHANGE IN CONTROL		B-12

10.01.	Impact of Change in Control	B-12
10.02.	Assumption Upon Change in Control.	B-12
10.03.	Cash-Out Upon Change in Control.	B-12
10.04.	Cancellation of options and SARs	B-12
10.05.	Limitation on Benefits	B-13

ARTICLE XI PERFORMANCE-BASED COMPENSATION		B-14

ARTICLE XII ADJUSTMENT UPON CHANGE IN COMMON STOCK		B-14

ARTICLE XIII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		B-15

ARTICLE XIV GENERAL PROVISIONS		B-15

14.01.	Effect on Employment or Service.	B-15

B-(ii)

14.02.	Unfunded Plan	B-15
14.03.	Rules of Construction	B-16
14.04.	Tax Withholding.	B-16
14.05.	Governing Law	B-16
14.06.	Section 409A	B-16
14.07.	Other Compensation and Benefits	B-16

ARTICLE XV AMENDMENT		B-16

ARTICLE XVI DURATION OF PLAN		B-17

ARTICLE XVII EFFECTIVE DATE OF PLAN		B-17

B-(iii)

ARTICLE I

DEFINITIONS

1.01.	Affiliate.

Affiliate means any “subsidiary corporation” or “parent corporation” as such terms are defined in Section 424 of the Code or any other trade or business that would be a “parent corporation” or a “subsidiary corporation” if it was organized as a corporation.

1.02.	Agreement.

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03.	Award.

Award means an Option, SAR, Stock Award, Stock Unit Award, Performance Share Award, or Incentive Award granted under this Plan.

1.04.	Board.

Board means the Board of Directors of the Company.

1.05.	Change in Control.

Change in Control means any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of Company securities representing more than 30% of the aggregate voting power of all classes of the Company’s voting securities on a fully diluted basis, after giving effect to the conversion of all outstanding warrants, options and other securities of the Company convertible into or exercisable for voting securities of the Company (whether or not such securities are then exercisable);

(b) The shareholders of the Company consummate a plan of merger, consolidation or share exchange between the Company and an entity other than a direct or indirect wholly-owned subsidiary of the Company, unless the Company shareholders immediately before the completion of such transaction will continue to hold at least 50% of the aggregate voting power of all classes of voting securities of the surviving or resulting entity;

(c) The shareholders of the company consummate a proposal with respect to the sale, lease, exchange or other disposition of all, or substantially all, of the Company’s property, unless the Company shareholders immediately before the completion of such transaction will continue to hold, directly or indirectly, at least 50% of the aggregate voting power of all classes of voting securities of the transferee; or

(d) During any period of two consecutive years (which period may be deemed to begin prior to the date of this Agreement), individuals who at the beginning of such period constituted the Board, together with any new members of the Board whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a majority of the members of the Board then still in office who either were directors at the beginning of such period or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the Board.

1.06.	Code.

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee.

Committee means a committee of the Board appointed to administer the Plan. The Committee shall be comprised of two or more members of the Board; all of whom shall be “non-employee directors” as defined in Securities Exchange Commission Rule 16b-3 as in effect from time to time and “outside directors” as defined in Code section 162(m) as in effect from time to time; provided, however, that the failure of the Committee to satisfy the “non-employee director” or “outside director” requirements shall not affect the validity of any Award.

1.08.	Common Stock.

Common Stock means the common stock of the Company.

1.09.	Company.

Company means Alliance One International, Inc.

1.10.	Corresponding SAR.

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.	Date of Exercise.

Date of Exercise means (i) with respect to an Option, the date that the Option price is received by the Company and (ii) with respect to an SAR, the date that the notice of exercise is received by the Company.

1.12.	Fair Market Value.

Fair Market Value means, on any given date, the closing price of the Common Stock as reported on an established stock exchange on which the Common Stock is listed. If the Common Stock was not traded on such exchange on such date, then the Fair Market Value is determined with reference to the preceding day that the Common Stock was so traded. If the Common Stock is not listed on an established stock exchange, then the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

1.13.	Incentive Award.

Incentive Award means an award, denominated in dollars which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive a cash payment, shares of Common Stock or a combination of cash and Common Stock from the Company or an Affiliate upon the achievement of performance objectives.

1.14.	Incentive Stock Option.

Incentive Stock Option means an Option designated as an Incentive Stock Option within the meaning of Code Section 422 or any successor provision thereto.

1.15.	Initial Value.

Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant.

1.16.	Option.

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.17.	Participant.

Participant means an employee of the Company or of an Affiliate or member of the Board, who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.18.	Performance Share.

Performance Share means an Award, in the amount determined by the Committee and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment, or a combination of Common Stock and cash, upon achievement of performance objectives in accordance with the provisions of Article VIII. The Committee, in its discretion, will determine whether a Performance Share will be settled with shares of Common Stock, cash or a combination of Common Stock and cash.

1.19.	Plan.

Plan means the Alliance One International, Inc. 2007 Incentive Plan.

1.20.	SAR.

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the Date of Exercise, payable in cash, shares of Common Stock or a combination of Common Stock and cash at the discretion of the Committee, over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.21.	Stock Award.

Stock Award means Common Stock awarded to a Participant under Article VII.

1.22.	Stock Unit Award.

Stock Unit Award means a right to receive one or more shares of Common Stock (or cash of an equivalent value) in the future awarded to a Participant under Article VII.

1.23.	Substitute Award.

Substitute Award means an Award granted in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, by a corporation or other trade or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company in recruiting and retaining employees and members of the Board with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options, SARs, Stock Awards, Stock Unit Awards, Performance Share Awards, and Incentive Awards. Both Incentive Stock Options and Options not so qualifying can be granted. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

ARTICLE III

ADMINISTRATION

3.01.	Administrative Authority.

Except as provided in this Article III, the Plan shall be administered by the Committee; provided, however, that awards to members of the Board who are not employed by the Company or an Affiliate, the terms of such awards and the settlement of such awards shall be subject to the final approval of the Board. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions (but subject to the express provisions of the Plan), the Committee, in its discretion, may accelerate the time at which any Option or SAR may be exercised or the time at which any other Award may become transferable or nonforfeitable. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; to prescribe the form of agreements and documents used in connection with the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, or Award. All expenses of administering this Plan shall be borne by the Company.

To the extent permitted by applicable law, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee’s delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the prior delegation.

3.02.	Agreements.

All Awards granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt.

3.03.	Employment or Service.

In the event that the terms of an Agreement provide that the Participant must complete a stated period of employment or service as a condition of exercising, earning or retaining an Award, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or of any Affiliate (including any corporation or trade or business that becomes an Affiliate after the adoption of this Plan) or member of the Board is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate. The Committee will designate individuals to whom Awards are to be made and will specify the type of Award and the number of shares of Common Stock subject to each Award.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.	Source of Shares.

Shares of Common Stock issued under the Plan shall be authorized but unissued shares.

5.02.	Maximum Number of Shares.

The maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards under this Plan is 5,000,000 shares. Shares of Common Stock underlying Awards that are settled in cash, and shares of Common Stock underlying Substitute Awards, shall not reduce the number of Shares available for Awards.

The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be adjusted as provided in this Article V and Article XII.

5.03.	Forfeitures, etc.

To the extent that an Award involving the issuance of shares of Common Stock is forfeited or otherwise terminates without the delivery of shares, the shares of Common Stock allocated to such Award may be reallocated to other Awards to be granted under this Plan, provided that this provision shall not be applicable with respect to (i) the cancellation of a Corresponding SAR upon the exercise of the related Option or (ii) the cancellation of an Option upon the exercise of the Corresponding SAR.

Notwithstanding the foregoing, shares of Common Stock which are tendered (actually or by attestation), by a Participant or withheld by the Company to pay the option price or satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award may not be reallocated to other Awards to be granted under this Plan. Furthermore, if an SAR is exercised and settled, in whole or in part, with Common Stock then the number of shares available for grant shall be reduced by the total number of shares for which the SAR was exercised (rather than the number of shares of Common Stock issued).

ARTICLE VI

OPTIONS AND SARs

6.01.	Award.

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option or SAR is to be granted and will specify the number of shares of Common Stock covered by the award. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. No Participant may be granted Incentive Stock Options or related SARs (under all incentive stock option plans of the Company and its Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding the amount prescribed by Section 422(d) of the Code as in effect from time to time. No Participant may be granted Options in any calendar year for more than 400,000 shares of Common Stock, subject to adjustment as provided in Article XII. No Participant may be granted SARs that are not related to an Option in any calendar year for more than 400,000 shares of Common Stock , subject to adjustment as provided in Article XII. For purposes of the two preceding sentences, an Option and any Corresponding SAR related to the Option shall be treated as a single award.

6.02.	Option Price.

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted. Except for adjustments authorized under Article XII, no Option or SAR may be repriced, replaced, regranted through cancellation, repurchased, or modified without shareholder approval, if the effect would be to reduce the option price or Initial Value, as applicable, for the shares underlying such Award.

6.03.	Maximum Period.

The maximum period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant except that no Option or SAR shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.04.	Nontransferability.

Except as provided in Section 6.05, Options and SARs granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options and SARs.

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option or SAR may be transferred by a Participant to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners. Options and SARs may not be transferred to third parties for consideration without shareholder approval. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. In the event of any such transfer (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.	Exercise.

An Option or SAR granted under this Plan shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of this Article VI and Article XIII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. The preceding sentence to the contrary notwithstanding and except as provided in Section 6.10, an Option or SAR that becomes exercisable solely on account of the Participant’s continued employment shall not become fully exercisable before the third anniversary of the date of grant. The preceding sentence shall not apply to Options and SARs granted to Participants who are members of the Board but are not employees of the Company or an Affiliate on the date of grant. A Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the shares remaining subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

6.07.	Payment of Option Price.

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company or by attesting to such ownership of shares. If Common Stock is used to pay all or part of the Option price, the shares surrendered or attested must have an aggregate Fair Market Value (determined as of the day preceding the Date of Exercise) that, together with any cash or cash equivalent paid, is not less than the option price for the number of shares for which the Option is being exercised.

6.08.	Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR.

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

6.09.	Shareholder Rights.

No Participant shall have any rights as a shareholder with respect to shares subject to an Option or SAR until, and then only to the extent that, the Option or SAR is exercised and Common Stock is issued to the Participant.

6.10.	Termination of Employment; Change in Control.

Section 6.06 to the contrary notwithstanding, the Committee may provide that an Option or SAR shall be or shall become exercisable, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 6.10 may be made at the time the Option or SAR is granted or thereafter (but before the expiration or forfeiture of the Option or SAR).

ARTICLE VII

STOCK AND STOCK UNIT AWARDS

7.01.	Award.

In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award or Stock Unit Award is to be made and will specify the number of shares of Common Stock covered by the Award; provided, however, that no Participant may be awarded Stock Awards or Stock Unit Awards in any calendar year for more than 150,000 shares of Common Stock, subject to adjustment as provided in Article XII.

7.02.	Vesting.

As provided in this Section 7.02, but subject to Section 7.04, the Committee, on the date of the award, shall prescribe that a Participant’s rights in a Stock Award or Stock Unit shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the employ or service of the Company and its Affiliates before the expiration of a stated term or if the Company, the Company and its Affiliates or the Participant fail to achieve stated objectives. Stock Awards and Stock Units that become vested and transferable solely on account of the Participant’s continued employment shall not become entirely vested and transferable before the third anniversary of the date of grant and other Stock Awards and Stock Units shall not become entirely vested and transferable before the first anniversary of the date of grant. The preceding sentence shall not apply to Stock Awards and Stock Units granted to Participants who are members of the Board but are not employees of the Company or an Affiliate on the date of grant. A Stock Award or Stock Unit Award shall become vested and nontransferable only to the extent that the Committee first certifies that any restrictions or objectives have been satisfied.

7.03.	Shareholder Rights.

Prior to their forfeiture in accordance with the terms of the Agreement and while Stock Awards are nonvested, nontransferable or both, a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock issued as a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares become vested and transferable.

No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder until, and then only to the extent that, the Stock Unit Award is earned and Common Stock is issued to the Participant. Stock Unit Awards may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be paid currently, accumulated, or deemed reinvested in additional Stock Unit Awards, as determined by the Committee and set forth in the Agreement.

7.04.	Termination of Employment; Change in Control.

Section 7.02 to the contrary notwithstanding, the Committee may provide that a Stock Award or Stock Unit shall be or shall become vested and transferable, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 7.04 may be made at the time a Stock Award or Stock Unit is granted or thereafter (but before the forfeiture of the Stock Award of Stock Unit).

ARTICLE VIII

PERFORMANCE SHARE AWARDS

8.01.	Award.

In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the Award; provided, however, that no Participant may be awarded Performance Shares in any calendar year for more than 150,000 shares of Common Stock, subject to adjustment as provided in Article XII.

8.02.	Earning the Award.

Subject to Section 8.08, the Committee, on the date of the grant of Performance Shares, shall prescribe that the Performance Shares, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee and set forth in the Agreement. Subject to Section 8.08, a performance period of at least one-year will be established for any Performance Shares and no payments will be made with respect to Performance Shares unless, and then only to the extent that, the Committee certifies that such objectives have been achieved.

8.03.	Issuance of Shares.

To the extent that a Performance Share Award is settled with Common Stock, the shares of Common Stock earned shall be issued to the Participant as soon as practicable after the Committee certifies the number of Performance Shares earned by the Participant; provided, however, that such shares must be issued by March 15 of the year after the year in which the Performance Share is earned. A fractional share shall not be issuable under this Article VIII but instead will be settled in cash.

8.04.	Settlement in Cash.

To the extent that a Performance Share Award is settled in cash, the payment will be made in a single sum as soon as practicable after the Committee certifies the number of Performance Shares earned by the Participant; provided, however, that such cash payment must be made by March 15 of the year after the year in which the Performance Share is earned. To the extent that a Performance Share Award is settled in cash, the amount of cash payable under a Performance Share Award shall equal the Fair Market Value of the number of shares of Common Stock equal to the number of Performance Shares earned on the date that the Committee certifies the Participant’s right to receive the payment.

8.05.	Shareholder Rights.

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and then only to the extent that the Performance Shares are earned and Common Stock is issued to the Participant.

8.06.	Nontransferability.

Except as provided in Section 8.07, a Participant may not transfer a Performance Share award or the right to receive payment thereunder other than by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Share award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

8.07.	Transferable Performance Shares.

Section 8.06 to the contrary notwithstanding, the Committee may grant Performance Shares that are transferable to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided however, that the Participant may not receive any consideration for the transfer without shareholder approval. The holder of a Performance Share transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Share award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Performance Share award except by will or the laws of descent and distribution.

8.08.	Termination of Employment; Change in Control.

Section 8.02 to the contrary notwithstanding, the Committee may provide that a Performance Share Award shall be or shall become earned, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 8.08 may be made at the time a Performance Share is awarded or thereafter (but before the forfeiture of the Performance Share Award).

ARTICLE IX

INCENTIVE AWARDS

9.01.	Award.

The Committee shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Committee. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $2,000,000. With respect to an Incentive Award based on a performance period of more than one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) $125,000 and (ii) the number of months in the performance period.

9.02.	Terms and Conditions.

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only to the extent that the Company achieves performance objectives or such other criteria as may be prescribed by the Committee and set forth in the Agreement. Except as provided in Section 9.08, the performance period of an Incentive Award shall be at least one year.

9.03.	Nontransferability.

Except as provided in Section 9.04, a Participant may not transfer an Incentive Award or the right to receive payment thereunder other than by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04.	Transferable Incentive Awards.

Section 9.03 to the contrary notwithstanding, the Committee may grant Incentive Awards that are transferable to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however that the Participant may not receive any consideration for the transfer without shareholder approval. The holder of an Incentive Award transferred pursuant to this section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

9.05.	Issuance of Shares.

To the extent that an Incentive Award is settled with Common Stock, the shares of Common Stock shall be issued to the Participant as soon as practicable after the Committee certifies the extent to which the Incentive Award has been earned; provided, however, that such shares must be issued by March 15 of the year after the year in which the Incentive Award is earned. The issuance of Common Stock in full or partial settlement of an Incentive Award shall be based on the Fair Market Value on the date the Committee certifies the extent to which the Incentive Award has been earned.

9.06.	Settlement in Cash.

To the extent that an Incentive Award is settled in cash, the payment will be made in a single sum as soon as practicable after the Committee certifies the extent to which the Incentive Award has been earned; provided, however, that such cash payment must be made by March 15 of the year after the year in which the Incentive Award is earned.

9.07.	Shareholder Rights.

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of the Incentive Award until, and then only to the extent that, the Incentive Award is earned and settled with the issuance of Common Stock.

9.08.	Termination of Employment; Change in Control.

Section 9.02 to the contrary notwithstanding, the Committee may provide that an Incentive Award shall be or shall become earned, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 9.08 may be made at the time an Incentive Award is granted or thereafter (but before the forfeiture of the Incentive Award).

ARTICLE X

CHANGE IN CONTROL

10.01.	Impact of Change in Control.

In accordance with Sections 6.10, 7.04, 8.08, and 9.08 and to the extent provided by the Committee thereunder, but subject to Sections 10.02, 10.03 and 10.04, upon a Change in Control, (i) each Option and SAR shall be exercisable, (ii) each Stock Award and Stock Unit will become transferable and nonforfeitable, (iii) each Performance Share shall be earned and (iv) each Incentive Award shall be earned.

10.02.	Assumption Upon Change in Control.

In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit, Performance Share or Incentive Award shall be assumed by, or will be replaced by a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Stock Unit, Performance Share or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the completion of the Change in Control, that is substantially equal to the value of the original award (or the difference between the Fair Market value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

10.03.	Cash-Out Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit, Performance Share and Incentive Award shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholder for each share of Common Stock subject to a Stock Award, Stock Unit and Performance Shares.

10.04.	Cancellation of options and SARs.

In the event of a Change in Control, the Committee, in its sole discretion and without the need for a Participant’s consent, may provide that an outstanding Option or SAR that is exercisable on or before the completion of the Change in Control shall be cancelled and forfeited if not exercised on or before completion of the Change in Control.

10.05.	Limitation on Benefits.

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Article X, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits (other than Common Stock) under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits and Common Stock under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article X, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Article X (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Article X (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment, without interest, will be paid to the Participant promptly by the Company.

For purposes of this Article X, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Change in Control. For purposes of this Article X, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Article X, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 10.05, the limitations and provisions of this Section 10.05 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

ARTICLE XI

PERFORMANCE-BASED COMPENSATION

The Committee may determine whether any Stock Award, Stock Unit Award, Performance Share Award, or Incentive Award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any Awards designated as “performance-based compensation” shall be conditioned on the achievement of one or more of the following performance objectives and will be subject to all other conditions and requirements of Section 162(m): Fair Market Value or the Company’s revenue, gross profit, operating income, operating ratio, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, return on capital, economic profit, operating cycle, total shareholder return, return on equity, return on assets, cash flow, debt reduction, return on investments, net income or earnings per share. Performance objectives may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to an Affiliate, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Such terms and conditions also may include other limitations on payment or settlement including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under the Award.

The Committee may adjust the performance goals as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, excluding any adjustments that would result in the Company paying non-deductible compensation to a Participant.

ARTICLE XII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares that may be issued pursuant to Awards, the per individual limitations on Awards, and the terms of outstanding Awards (including the option price or Initial Value) shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, extraordinary cash dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XII by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on Awards or the terms of outstanding Awards.

The Committee may issue Substitute Awards in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate or whose employer becomes an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan, the terms of such Substitute Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award was made or settled may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV

GENERAL PROVISIONS

14.01.	Effect on Employment or Service.

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

14.02.	Unfunded Plan.

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.	Rules of Construction.

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.04.	Tax Withholding.

The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include procedures to permit or require a Participant to satisfy such obligation in whole or in part (but only up to the statutory minimum) by having the Company withhold shares of Common Stock from the shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Notwithstanding the foregoing, the Company, in its sole discretion, may withhold all such required taxes from any amount otherwise payable to a Participant.

14.05.	Governing Law.

The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the Commonwealth of Virginia, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

14.06.	Section 409A.

Notwithstanding any provision in the Plan or an Agreement, if any provision of this Plan or an Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

14.07.	Other Compensation and Benefits.

The adoption of this Plan shall not affect any other compensation plans in effect for the Company or any Affiliate, nor preclude the Company or any Affiliate from establishing any other compensation plan.

ARTICLE XV

AMENDMENT

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment or modification will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws or the rules of the exchange on which the Common Stock is listed. No Plan amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XVI

DURATION OF PLAN

No Awards may be awarded or granted under this Plan after August 16, 2017. Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Options, SARs, Stock Unit Awards, Performance Share Awards, and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR will be exercisable and no Stock Unit Award, Performance Share Award, or Incentive Award will be settled unless and until this Plan is approved by a majority of the votes entitled to be cast by the shareholders of the Company, voting either in person or by proxy, at a duly held shareholders’ meeting. Stock Awards may be granted under this Plan upon its approval by the shareholders of the Company in accordance with the preceding sentence.

ALLIANCE ONE INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

North Raleigh Hilton Hotel

Ballroom G

3415 Wake Forest Road

Raleigh, North Carolina

August 16, 2007

10:00 a.m

Please date, sign and mail your proxy card in

the envelope provided as soon as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR

BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors: Class I nominees for three-year terms expiring in 2010 and Class II nominee for a one-year term expiring in 2008:		2. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for the Fiscal Year Ending March 31, 2008.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Robert E. Harrison (Class I) O Albert C. Monk III (Class I) O B. Clyde Preslar (Class I) O Norman A. Scher (Class I) O C. Richard Green, Jr. (Class II)	3. Approval of the Alliance One International, Inc. 2007 Incentive Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before it.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

ALLIANCE ONE INTERNATIONAL, INC.

Annual Meeting of Shareholders - August 16, 2007

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Henry C. Babb and James A. Cooley or either of them, each with full power of substitution, as proxies, to represent the undersigned and to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of ALLIANCE ONE INTERNATIONAL, INC., to be held at 10:00 a.m. on Thursday, August 16, 2007, at the North Raleigh Hilton Hotel, Ballroom G, 3415 Wake Forest Road, Raleigh, North Carolina, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions given on the reverse side of this card. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof. To the extent no directions are given on a proposal, this proxy will be voted FOR the nominees listed on the reverse side, FOR the ratification of the appointment of Deloitte & Touche LLP and FOR the approval of the Alliance One International, Inc. 2007 Incentive Plan.

(Continued and to be signed on the reverse side.)